EXHIBIT 4.3

FORM OF
SERIES 20[•]-[•] INDENTURE SUPPLEMENT

Dated as of [•][•], 20[•]

To

second AMENDED AND RESTATED MASTER INDENTURE

Dated as of September 23, 2016

first national MASTER NOTE TRUST,

Issuer,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

Indenture Trustee on behalf of the Noteholders

FIRST NATIONAL MASTER NOTE TRUST

TABLE OF CONTENTS

Page

ARTICLE I

Creation of the Series 20[•]-[•] Notes	1

ARTICLE II

Definitions	1

ARTICLE III
Noteholder Servicing Fee

Section 3.01.	Servicing Compensation	17

ARTICLE IV
Rights of Noteholders and Allocation and Application of Collections

ARTICLE V
Delivery of Notes; Distributions; Reports to Noteholders

ARTICLE VI

Series 20[•]-[•] Pay Out Events	48

ARTICLE VII
Redemption; Final Distributions; Series Termination

Section 7.01.	Optional Redemption of Series 20[•]-[•] Notes; Final Distributions	49
Section 7.02.	Series Termination	50

ARTICLE VIII
Miscellaneous Provisions

Section 8.01.	Ratification of Indenture; Amendments	51
Section 8.02.	Amendments to Asset Representations Review Agreement	51
Section 8.03.	Form of Delivery of the Notes	51
Section 8.04.	Counterparts	51
Section 8.05.	Governing Law	51
Section 8.06.	Limitation of Liability	51
Section 8.07.	Rights of Indenture Trustee	52
Section 8.08.	Additional Requirements for Registration of and Limitations on Transfer and Exchange of Notes	52
Section 8.09.	Notices to Rating Agencies and Indenture Trustee	52

EXHIBIT A-1	FORM OF CLASS A ASSET BACKED NOTE, SERIES 20[•]-[•]
EXHIBIT A-2	FORM OF CLASS B ASSET BACKED NOTE, SERIES 20[•]-[•]
EXHIBIT A-3	FORM OF CLASS C ASSET BACKED NOTE, SERIES 20[•]-[•]
EXHIBIT B	FORM OF MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION TO INDENTURE TRUSTEE
EXHIBIT C	FORM OF MONTHLY REPORT TO NOTEHOLDERS
EXHIBIT D	FORM OF MONTHLY SERVICER’S CERTIFICATE
EXHIBIT E	FORM OF INVESTOR CERTIFICATION

ii

FORM OF
SERIES 20[•]-[•] INDENTURE SUPPLEMENT

This SERIES 20[•]-[•] INDENTURE SUPPLEMENT, dated as of [•][•], 20[•] (this “Indenture Supplement”), between FIRST NATIONAL MASTER NOTE TRUST, a statutory trust organized and existing under the laws of the State of Delaware (herein, “Issuer” or the “Trust”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as indenture trustee, not in its individual capacity, but solely as indenture trustee (herein, together with its successors in the trusts thereunder as provided in the Indenture referred to below, “Indenture Trustee”) under the Second Amended and Restated Master Indenture, dated as of September 23, 2016 (the “Indenture”), between Issuer and Indenture Trustee.

Pursuant to Section 2.11 of the Indenture, Transferor may direct Issuer to issue one or more Series of Notes. The Principal Terms of this Series are set forth in this Indenture Supplement to the Indenture.

ARTICLE I

Creation of the Series 20[•]-[•] Notes

There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Indenture Supplement to be known as “First National Master Note Trust, Series 20[•]-[•]” or the “Series 20[•]-[•] Notes”. The Series 20[•]-[•] Notes shall be issued in three Classes, known as the “Class A Asset Backed Notes, Series 20[•]-[•],” the “Class B Asset Backed Notes, Series 20[•]-[•],” and the “Class C Asset Backed Notes, Series 20[•]-[•];” [provided, however, with respect to Section 2.11(b)(vi) of the Indenture and the Tax Opinion specified therein, clause (d) of the defined term “Tax Opinion” shall not be a condition precedent to the issuance of the “Class B Asset Backed Notes, Series 20[•]-[•]” or the “Class C Asset Backed Notes, Series 20[•]-[•]”]. The Series 20[•]-[•] Notes are secured by the Collateral up to the Collateral Amount and any portion of the Collateral that may be available to the Series 20[•]-[•] Notes under the Indenture and this Indenture Supplement.

[Series 20[•]-[•] shall be included in Group One and shall be a Principal Sharing Series. Series 20[•]-[•] shall be an Excess Allocation Series with respect to Group One only. Series 20[•]-[•] shall not be subordinated to any other Series. Series 20[•]-[•] shall [not] be a Paired Series with Series 20[•]-[•]].

ARTICLE II

Definitions

Whenever used in this Indenture Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“60+-Day Delinquency Rate” means, with respect to any Monthly Period, the delinquency rate calculated as the ratio (expressed as a percentage) of the aggregate dollar amount of the 60+-Day Delinquent Receivables to the aggregate dollar amount of all Receivables, measured as of the end of such Monthly Period.

“60+-Day Delinquent Receivables” means, as of any date of determination, all Receivables (other than repurchased Receivables and Receivables arising in Defaulted Accounts) that are 60 or more days Delinquent as of the last day of the Monthly Period immediately preceding such date of determination, as determined by Servicer in accordance with its customary servicing practices.

“AAA” means the American Arbitration Association.

“Accumulation Period” means, unless a Pay Out Event shall have occurred prior thereto, the period commencing at the opening of business on the Controlled Accumulation Date and ending on the first to occur of (a) the commencement of the Rapid Amortization Period and (b) the Series Termination Date.

“Accumulation Period Length” is defined in Section 4.13.

“Accumulation Shortfall” means (a) for the first Distribution Date during the Accumulation Period, zero; and (b) thereafter, for any Distribution Date during the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for the previous Distribution Date over the amount deposited into the Principal Accumulation Account pursuant to Section 4.04(c)(i) for the previous Distribution Date.

“Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction:

(a)            the numerator of which shall be equal to:

(i)             for Principal Collections during the Revolving Period, and for Finance Charge Collections during the Revolving Period and the Accumulation Period, and for Default Amounts at any time, the Collateral Amount at the end of the last day of the Prior Monthly Period (or, in the case of the Monthly Period in which the Closing Date occurs, on the Closing Date); or

(ii)            for Finance Charge Collections during the Rapid Amortization Period and for Principal Collections during the Rapid Amortization Period and the Accumulation Period, the Collateral Amount at the end of the last day of the Revolving Period, or, with respect to Finance Charge Collections, if later, at the end of the last day of the Accumulation Period;

provided, however, that prior to the occurrence of a Pay Out Event Transferor may, by written notice to Indenture Trustee, Servicer and each Rating Agency, reduce the numerator used for purposes of allocating Principal Collections and Finance Charge Collections to Series 20[•]-[•] at any time if (x) the Series Rating Agency Condition shall have been satisfied with respect to such reduction and (y) Transferor shall have delivered to Indenture Trustee an Officer’s Certificate to the effect that, based on the facts known to such officer at that time, in the reasonable belief of Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 20[•]-[•]; and provided, further, that Transferor may designate that the numerator for Finance Charge Collections during the Rapid Amortization Period will be the Collateral Amount at the end of the last day of the Prior Monthly Period by notice to Servicer and Indenture Trustee, if the Series Rating Agency Condition has been met; and

(b)           the denominator of which shall be the greater of (x) the Aggregate Principal Balance determined as of the close of business on the last day of the Prior Monthly Period and (y) the sum of the numerators used to calculate the allocation percentages for allocations with respect to Finance Charge Collections, Principal Collections or Default Amounts, as applicable, for all outstanding Series on such date of determination; provided, that if one or more Reset Dates occur in a Monthly Period, the denominator of the Allocation Percentage for the portion of the Monthly Period falling on and after such Reset Date and prior to any subsequent Reset Date will be recalculated for such period using amounts determined as of the close of business on the subject Reset Date.

[“Annual Servicer Certificate” is defined in Section 5.04(b).]

“Asset Representations Review” means any review conducted by the Asset Representations Reviewer pursuant to Section 4.19 of this Indenture Supplement and the Asset Representations Review Agreement with respect to the Subject Receivables and the related Accounts for compliance with the Pool Asset Representations in order to determine, with respect to each Subject Receivable and the related Account, whether the Pool Asset Representations were accurate in all material respects.

“Asset Representations Review Agreement” means that certain Asset Representations Review Agreement, dated as of September 23, 2016 among RPA Seller, Transferor, Servicer, Issuer and the Asset Representations Reviewer, as the same may be amended, amended and restated, modified or supplemented from time to time.

“Asset Representations Reviewer means FTI Consulting, Inc., a Maryland corporation and its successors and any entity resulting from or surviving any consolidation or merger to which it or its successors may be a party, and any successor asset representations reviewer appointed as provided in the Asset Representations Review Agreement.

“Asset Review Quorum” means the Noteholders evidencing at least five percent (5%) of the Outstanding Amount of all Series of Notes Outstanding.

“Available Finance Charge Collections” means, for any Monthly Period, an amount equal to the sum of (a) the Investor Finance Charge Collections for such Monthly Period, plus (b) the Excess Finance Charge Collections allocated to Series 20[•]-[•] for such Monthly Period, plus (c) Principal Accumulation Investment Earnings, if any, with respect to the related Transfer Date, plus (d) amounts on deposit in the Reserve Account and Spread Account deposited into the Finance Charge Account on the related Transfer Date to be treated as Available Finance Charge Collections pursuant to Sections 4.10(b) or (d) [and] 4.11(g) [and 4.18(a)].

“Available Principal Collections” means, for any Monthly Period, an amount equal to the sum of (a) the Investor Principal Collections for such Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.06 are required to be applied on the related Distribution Date, plus (c) any Excess Principal Collections allocated to Series 20[•]-[•] for such Monthly Period, plus (d) the aggregate amount to be treated as Available Principal Collections pursuant to Section 4.04(a)(v) and (vi) for the related Distribution Date.

“Available Reserve Account Amount” means, for any Transfer Date, the lesser of (a) the amount on deposit in the Reserve Account (including Investment Earnings to the extent retained in the Reserve Account pursuant to Section 4.10(b) on such date or any prior Transfer Date, and before giving effect to any deposit to or withdrawal from the Reserve Account made or to be made on such date) and (b) the Required Reserve Account Amount for such Transfer Date.

“Available Spread Account Amount” means, for any Transfer Date, an amount equal to the lesser of (a) the amount on deposit in the Spread Account (exclusive of Investment Earnings on such date and before giving effect to any deposit to, or withdrawal from, the Spread Account made or to be made with respect to such date) and (b) the Required Spread Account Amount, in each case on such Transfer Date.

“Base Rate” means, for any Monthly Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to the sum of (i) the Monthly Interest and (ii) the Noteholder Servicing Fee (calculated by assuming that Interchange allocated to Series 20[•]-[•] equals or exceeds Servicer Interchange for such Monthly Period), each with respect to the related Distribution Date, and (b) the denominator of which is the Collateral Amount plus amounts on deposit in the Principal Accumulation Account as of the first day of such Monthly Period.

“Benchmark” means [insert floating rate benchmark (other than LIBOR-based rate)] [other indices limited exclusively to interest rate].

“Class A Default Interest” is defined in Section 4.02(a).

“Class A Interest Shortfall” is defined in Section 4.02(a).

“Class A Monthly Interest Payment” is defined in Section 4.02(a).

“Class A Note Initial Principal Balance” means $[•].

“Class A Note Interest Rate” means a per annum rate of [•]% [in excess of the Benchmark for the applicable Interest Period; provided, that if the rate per annum equal to [•]% in excess of the Benchmark is less than 0.00%, then the Class A Note Interest Rate for such Interest Period will be deemed to be 0.00%].

“Class A Note Principal Balance” means, on any date of determination, an amount equal to (a) the Class A Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to Class A Noteholders on or prior to such date.

“Class A Noteholder” means the Person in whose name a Class A Note is registered in the Note Register.

“Class A Notes” means any one of the Notes executed by Issuer and authenticated by or on behalf of Indenture Trustee, substantially in the form of Exhibit A-1.

“Class A Required Amount” means, for any Distribution Date, an amount equal to the excess of the amounts described in Section 4.04(a)(i) over the Available Finance Charge Collections applied to pay such amount pursuant to Section 4.04(a).

“Class B Default Interest” is defined in Section 4.02(b).

“Class B Interest Shortfall” is defined in Section 4.02(b).

“Class B Monthly Interest Payment” is defined in Section 4.02(b).

“Class B Note Initial Principal Balance” means $[•].

“Class B Note Interest Rate” means a per annum rate equal to [•]% [in excess of the Benchmark for the applicable Interest Period; provided, that if the rate per annum equal to the Benchmark is less than 0.00%, then the Class B Note Interest Rate for such Interest Period will be deemed to be 0.00%].

“Class B Note Principal Balance” means, on any date of determination, an amount equal to (a) the Class B Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to Class B Noteholders on or prior to such date.

[“Class B Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of the date hereof, by and among the Indenture Trustee, the Transferor, the Servicer and the Class B Noteholder (or Class B Noteholders) pursuant to which the Class B Noteholder (or Class B Noteholders) agreed to purchase the Class B Notes, as such agreement may be amended, amended and restated, or otherwise modified.]

“Class B Noteholder” means any Person in whose name a Class B Note is registered in the Note Register.

“Class B Notes” means any one of the Notes executed by Issuer and authenticated by or on behalf of Indenture Trustee, substantially in the form of Exhibit A-2.

“Class B Required Amount” means, for any Distribution Date, an amount equal to the excess of the amount described in Section 4.04(a)(ii) over the Available Finance Charge Collections applied to pay such amount pursuant to Section 4.04(a).

“Class C Default Interest” is defined in Section 4.02(c).

“Class C Interest Shortfall” is defined in Section 4.02(c).

“Class C Monthly Interest Payment” is defined in Section 4.02(c).

“Class C Note Initial Principal Balance” means $[•].

“Class C Note Interest Rate” means a per annum rate equal to [•]% [in excess of the Benchmark for the applicable Interest Period; provided, that if the rate per annum equal to the Benchmark is less than 0.00%, then the Class C Note Interest Rate for such Interest Period will be deemed to be 0.00%].

“Class C Note Principal Balance” means, on any date of determination, an amount equal to (a) the Class C Note Initial Principal Balance, minus (b) the aggregate amount of principal payments made to Class C Noteholders on or prior to such date.

[“Class C Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of the date hereof, by and among the Indenture Trustee, the Transferor, the Servicer and the Class C Noteholder (or Class C Noteholders) pursuant to which the Class C Noteholder (or Class C Noteholders) agreed to purchase the Class C Notes, as such agreement may be amended, amended and restated, or otherwise modified.]

“Class C Noteholder” means any Person in whose name a Class C Note is registered in the Note Register.

“Class C Notes” means any one of the Notes executed by Issuer and authenticated by or on behalf of Indenture Trustee, substantially in the form of Exhibit A-3.

“Closing Date” means [•][•], 20[•].

“Collateral Amount” means, as of any date of determination, an amount equal to the result of (a) the Initial Collateral Amount, minus (b) the amount of principal previously paid to the Series 20[•]-[•] Noteholders (other than any principal payments made from funds on deposit in the Spread Account), minus (c) the balance on deposit in the Principal Accumulation Account, minus (d) the excess, if any, of the aggregate amount of Investor Charge-Offs and Reallocated Principal Collections over the reimbursements of such amounts pursuant to Section 4.04(a)(vi) prior to such date.

“Controlled Accumulation Amount” means, (a) for any Transfer Date with respect to the Accumulation Period an amount equal to one-[twelfth] of the Collateral Amount at the end of the Revolving Period; provided, however, that if the Accumulation Period Length is determined to be less than [twelve (12)] months pursuant to Section 4.13 or 4.14, the Controlled Accumulation Amount shall be equal to (i) the Initial Collateral Amount divided by (ii) the Accumulation Period Length; provided, further, that the Controlled Accumulation Amount for any Transfer Date shall not exceed the Note Principal Balance minus any amount already on deposit in the Principal Accumulation Account on such Transfer Date.

“Controlled Accumulation Date” means [•][•], 20[•], or such later date as is determined in accordance with Sections 4.13 and 4.14.

“Controlled Deposit Amount” means, for any Transfer Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Transfer Date and any existing Accumulation Shortfall.

“Corporate Trust Office” means, with respect to the Indenture Trustee, the principal office at which the Indenture shall be administered, which office at the date of execution of this Indenture Supplement is located at (i) for note transfer purposes, U.S. Bank Trust Company, National Association, 60 Livingston Avenue, Mail Code: EP-MN-WS3D, St. Paul, Minnesota, 55107, Attn: Bondholder Services and (ii) for all other purposes, 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

“Covered Amount” means an amount, determined as of each Transfer Date for any Interest Period, equal to the sum of (a) the product of (i) a fraction the numerator of which is the actual number of days in such Interest Period and the denominator of which is 360, times (ii) the Class A Note Interest Rate in effect with respect to such Interest Period, times (iii) the aggregate amount on deposit in the Principal Accumulation Account up to the Class A Note Principal Balance as of the Record Date preceding such Transfer Date, plus (b) the product of (i) a fraction the numerator of which is [30] [the actual number of days in such Interest Period] and the denominator of which is 360, times (ii) the Class B Note Interest Rate in effect with respect to such Interest Period, times (iii) the aggregate amount on deposit in the Principal Accumulation Account in excess of the Class A Principal Balance as of the Record Date preceding such Transfer Date up to the Class B Principal Balance as of the Record Date preceding such Transfer Date, plus (c) the product of (i) a fraction the numerator of which is [30] [the actual number of days in such Interest Period] and the denominator of which is 360, times (ii) the Class C Note Interest Rate in effect with respect to such Interest Period, times (iii) the aggregate amount on deposit in the Principal Accumulation Account in excess of the sum of the Class A Principal Balance and the Class B Principal Balance as of the Record Date preceding such Transfer Date.

“Default Amount” means, with respect to any Transfer Date, the aggregate amount of Principal Receivables (other than Ineligible Receivables) in Accounts which became Defaulted Accounts during the Related Monthly Period.

“Default Interest” means, for any Distribution Date, an amount equal to the sum of Class A Default Interest, Class B Default Interest and Class C Default Interest for such Distribution Date.

“Delinquency Trigger” means each occurrence, as determined by Servicer, where the Three-Month Average 60+-Day Delinquency Rate equals or exceeds the then current Delinquency Trigger Rate.”

“Delinquency Trigger Rate” means, initially, [9.00]%, which percentage will be reviewed and may be adjusted from time to time by Transferor pursuant to Section 4.19(b) of this Indenture Supplement.

“Dilution” means any downward adjustment made by Servicer in the amount of any Receivable (a) because of a rebate, refund, unauthorized charge, fraudulent or counterfeit charge or billing error to an Obligor, (b) because such Receivable was created in respect of merchandise which was refused or returned by an Obligor or (c) for any other reason other than receiving Collections therefor or charging off such amount as uncollectible.

“Distribution Account” is defined in Section 4.09(a).

“Distribution Date” means [•][•], 20[•] and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Excess Servicing Fee” means, for each Distribution Date following a Servicer Default and the appointment of a Successor Servicer, an amount equal to one-twelfth of the product of the Collateral Amount as of the last day of the preceding Monthly Period and the excess of the market rate servicing fee percentage determined by Indenture Trustee over the Series Servicing Fee Percentage plus, if the Indenture Trustee is the Successor Servicer, an amount equal to the amount of the reduction to the applicable Noteholder Servicing Fee pursuant to the second proviso in Section 3.01 which is attributable to the fact that Interchange included in Finance Charge Collections for the Related Monthly Period and allocated to Series 20[•]-[•] is less than Servicer Interchange for such Monthly Period. Indenture Trustee may determine the market rate servicing fee percentage by soliciting three or more written bids from qualified successor servicers and averaging the rates offered in the bids.

“Expected Principal Payment Date” means [•][•], 20[•].

“Finance Charge Account” is defined in Section 4.09(a).

“Finance Charge Collections” means Collections of Finance Charge Receivables.

“Finance Charge Shortfall” means, for any Distribution Date and the related Transfer Date, an amount equal to the excess, if any, of (a) the full amount required to be deposited or distributed, without duplication, pursuant to [Section 4.04(a)(i) through (viii)] on such dates over (b) amounts available for such deposits and distributions from the Available Finance Charge Collections for the Related Monthly Period (excluding any portion thereof attributable to Excess Finance Charge Collections) and the Spread Account.

[“Foreign Account” means an Account, which as of July 31, 1995 (or, with respect to Additional Accounts, as of the relevant Addition Date) was an Eligible Account, but subsequent to such date the Obligor of which has provided, as its most recent billing address, an address which is not located in the United States or its territories or possessions.]

“Group One” means Series 20[•]-[•] and each other Series specified in the related Indenture Supplement to be included in Group One.

“Initial Collateral Amount” means $[•] [plus the aggregate amount paid to the Holder of the Transferor Interest pursuant to Section 4.18(d)].

“Interest Period” means, for any Distribution Date, the period from and including the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

“Investment Earnings” means, for any Transfer Date (and the related Distribution Date), all interest and earnings on Permitted Investments included in the applicable Series Account (net of losses and investment expenses) during the period commencing on and including the Transfer Date immediately preceding such Transfer Date and ending on but excluding such Transfer Date.

“Investor Charge-Offs” is defined in Section 4.05.

“Investor Default Amount” means, with respect to any Monthly Period, an amount equal to the product of (a) the Default Amount for such Monthly Period and (b) the Allocation Percentage for Default Amounts for such Monthly Period.

“Investor Finance Charge Collections” means, with respect to any Date of Processing, an amount equal to the product of (a) the Allocation Percentage for such Date of Processing and (b) Finance Charge Collections received on such date and, with respect to any Monthly Period, the aggregate of such sums for each Date of Processing in such Monthly Period.

“Investor Principal Collections” means, with respect to any Date of Processing, an amount equal to the product of (a) the Allocation Percentage for such Date of Processing and (b) Principal Collections received on such Date of Processing and, with respect to any Monthly Period, the aggregate of such sums for each Date of Processing in such Monthly Period.

“Monthly Interest” means, for any Distribution Date, the sum of the Class A Monthly Interest Payment, the Class B Monthly Interest Payment, and the Class C Monthly Interest Payment for such Distribution Date.

“Monthly Period” means the period from and including the first day of the calendar month preceding a related Distribution Date to and including the last day of such calendar month[; provided that the Monthly Period related to the [•][•], 20[•] Distribution Date means the period from and including the Closing Date to and including [•][•], 20[•].]

“Monthly Principal” is defined in Section 4.03.

“Monthly Principal Reallocation Amount” means, for any Monthly Period, an amount equal to the sum of:

(a)            the lower of (i) the Class A Required Amount and (ii) the greater of (A)(x) the product of (I) [•]% and (II) the Initial Collateral Amount minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the Related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Distribution Date) and (B) zero; and

(b)           the lower of (i) the sum of the Class B Required Amount and the Servicing Fee Required Amount and (ii) the greater of (A)(x) the product of (I) [•]% and (II) the Initial Collateral Amount minus (y) the amount of unreimbursed Investor Charge-Offs (after giving effect to Investor Charge-Offs for the Related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Distribution Date and as determined pursuant to clause (a) above) and (B) zero.

“Net Yield” means, with respect to any Monthly Period, Portfolio Yield with respect to such Monthly Period minus the Base Rate with respect to such Monthly Period.

“Note Principal Balance” means, on any date of determination, an amount equal to the sum of the Class A Note Principal Balance, the Class B Note Principal Balance and the Class C Note Principal Balance or, with respect to a particular Class, the Class A Note Principal Balance, the Class B Note Principal Balance or the Class C Note Principal Balance.

“Noteholder Servicing Fee” is defined in Section 3.01.

[“Paired Series” means a Series that has been paired with Series 20[•]-[•] (which Series may be prefunded or partially prefunded or may be a Variable Interest) such that a reduction of the Collateral Amount results in (or permits) an increase of the collateral amount of the Paired Series.]

“Permitted Investments” is defined in Annex A to the Indenture.

“Pool Asset Representations” means, collectively, (i) the representations and warranties made by the Transferor relating to the Receivables under Section 2.04(a)(viii) and (ix) of the Transfer and Servicing Agreement and (ii) the representations and warranties made by the RPA Seller relating to the Receivables under Section 4.02(a)(vii) and (viii) of the Receivables Purchase Agreement.

“Portfolio Yield” means, for any Monthly Period, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to (i) the Available Finance Charge Collections (excluding any Excess Finance Charge Collections and any amounts withdrawn from the [Spread Account], except that Excess Finance Charge Collections from other Series applied for the benefit of Series 20[•]-[•] Notes may be included if the Rating Agency Condition is met), minus (ii) the Investor Default Amount and the Uncovered Dilution Amount for such Monthly Period and (b) the denominator of which is the Collateral Amount plus amounts on deposit in the Principal Accumulation Account as of the first day of such Monthly Period.

“Principal Account” is defined in Section 4.09(a).

“Principal Accumulation Account” is defined in Section 4.09(a).

“Principal Accumulation Account Balance” means, for any date of determination, the principal amount, if any, on deposit in the Principal Accumulation Account on such date of determination.

“Principal Accumulation Investment Earnings” means, with respect to each Transfer Date, the Investment Earnings, if any, on funds in the Principal Accumulation Account.

“Principal Collections” means Collections of Principal Receivables.

“Principal Shortfall” means (a) for any Distribution Date (and related Transfer Date), with respect to the Revolving Period, zero, (b) for any Distribution Date (and related Transfer Date), with respect to the Accumulation Period, an amount equal to the excess, if any, of the Controlled Deposit Amount with respect to such date over the amount of Available Principal Collections for the Related Monthly Period (excluding any portion thereof attributable to Excess Principal Collections) and (c) for any Distribution Date (and related Transfer Date), with respect to the Rapid Amortization Period, an amount equal to the excess, if any, of the Collateral Amount with respect to such Transfer Date over the amount of Available Principal Collections for the Related Monthly Period (excluding any portion thereof attributable to Excess Principal Collections).

“Prior Monthly Period” means the period from and including the first day of the second calendar month immediately preceding a related Distribution Date to and including the last day of such calendar month. As an illustration, if the related Distribution Date is [•][•], 20[•], the Monthly Period is [•], 20[•] and the Prior Monthly Period is [•], 20[•].

“QIB” means a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

“Qualified Dispute Resolution Professional” means an attorney or retired judge that is independent, impartial, knowledgeable and experienced with the laws of the State of New York, specializing in commercial litigation with at least 15 years of experience and whose name is on a list of neutral parties maintained by the AAA.

“Qualified Maturity Agreement” means an agreement in which a Qualified Maturity Agreement Institution agrees to make a deposit into the Principal Accumulation Account on or before the Expected Principal Payment Date in an amount equal to the initial Note Principal Balance (reduced by any amount on deposit in the Principal Accumulation Account. Each Qualified Maturity Agreement must satisfy the Series Rating Agency Condition.

“Qualified Maturity Agreement Institution” means a counterparty having short-term debt ratings of no less than [“P-1/A-1+” by Moody’s and Standard & Poor’s, respectively, or long-term unsecured ratings of no less than “Aa3” by Moody’s and “AA–” by Standard & Poor’s, or otherwise satisfies the Series Rating Agency Condition].

“Quarterly Net Yield” means, for any Distribution Date, the average of the Net Yields for each of the three preceding Monthly Periods, and, for purposes of the [•] 20[•] and [•] 20[•] Distribution Dates, the Net Yields for [•] of 20[•] and [•] of 20[•] shall be deemed to be [•]% and [•]%, respectively.

“Rapid Amortization Period” means the period commencing on the date on which a Trust Pay Out Event or a Series 20[•]-[•] Pay Out Event is deemed to occur and ending on the Series Termination Date.

“Rating Agency” means, with respect to each outstanding Class of the Series 20[•]-[•] Notes and as of any date of determination, the rating agency or agencies, if any, selected by the Sponsor to rate such outstanding Class of the Series 20[•]-[•] Notes.

“Rating Agency Condition” means, with respect to any action subject to such condition,

(a)            when used in reference to all other Series of Notes, the notifications specified in the definition of “Rating Agency Condition” in the indenture supplement with respect to such Series[; and]

(b)           when used with reference to the [Class A Notes] [and the Class B Notes] [the Class B Notes and the Class C Notes], (i) that each Rating Agency shall have notified Issuer and Transferor in writing that the proposed action will not result in a reduction or withdrawal of its rating[s] on the [Class A Notes] [and the Class B Notes] [the Class B Notes and the Class C Notes] or (ii) if at such time a Rating Agency has informed Issuer and Transferor that such Rating Agency does not provide such notifications for transactions of this type, then as to such Rating Agency or Rating Agencies, Issuer shall deliver written notice of the proposed action to such Rating Agency or Rating Agencies at least 10 Business Days prior to the effective date of such action, or if 10 Business Days prior notice is impractical, such advance notice as is practicable; and

[(c)          when used in reference to the [Class B Notes and the Class C Notes] [the Class C Notes], [the Class B Noteholders and the Class C Noteholders] [the Class C Noteholders] shall have consented in writing to such action; and]

(d)           when used in reference to the Series 20[•]-[•] Notes, (i) with respect to the [Class A Notes] [and the Class B Notes] [the Class B Notes and the Class C Notes], (A) that each Rating Agency shall have notified Issuer and Transferor in writing that the proposed action will not result in a reduction or withdrawal of its rating[s] with respect to the [Class A Notes] [and the Class B Notes] [the Class B Notes and the Class C Notes] or (B) if at such time a Rating Agency has informed Issuer and Transferor that such Rating Agency does not provide such notifications for transactions of this type, then as to such Rating Agency, Issuer shall deliver written notice of the proposed action to such Rating Agency or Rating Agencies at least 10 Business Days prior to the effective date of such action, or if 10 Business Days prior notice is impractical, such advance notice as is practical and (ii) with respect to the [Class B Notes and the Class C Notes] [the Class C Notes], the [Class B Noteholders and Class C Noteholders] [the Class C Noteholders] have consented in writing to such action.

[Neither the Class B Notes nor the Class C Notes will be rated on the Closing Date.]

OR

[The Class C Notes will not be rated on the Closing Date.]

“Reallocated Principal Collections” means, for any Transfer Date, Investor Principal Collections applied in accordance with Section 4.06 in an amount not to exceed the Monthly Principal Reallocation Amount for the Related Monthly Period.

“Reassignment Amount” means, for any Transfer Date, after giving effect to any deposits and distributions otherwise to be made on the related Distribution Date, the sum of (i) the Note Principal Balance on the related Distribution Date, plus (ii) Monthly Interest for the related Distribution Date and any Monthly Interest previously due but not distributed to the Series 20[•]-[•] Noteholders, plus (iii) the amount of Default Interest, if any, for the related Distribution Date and any Default Interest previously due but not distributed to the Series 20[•]-[•] Noteholders on a prior Distribution Date.

“Representing Party” has the meaning assigned to such term in Section 4.21(a)(i) or Section 4.21(a)(ii) of this Indenture Supplement, as the context requires.

“Repurchase Request” means either a TSA Repurchase Request or an RPA Repurchase Request pursuant to Section 4.21(a)(i) or (ii) of this Indenture Supplement, as the context requires.

“Requesting Party” has the meaning assigned to such term in Section 4.21(a)(i) or Section 4.21(a)(ii) of this Indenture Supplement, as the context requires.

“Required Reserve Account Amount” means, for any Transfer Date on or after the Reserve Account Funding Date, an amount equal to (a) [•]% of the Note Principal Balance or (b) any other amount designated by Transferor; provided, however, that if such designation is of a lesser amount, Transferor shall (i) provide Servicer and Indenture Trustee with evidence that the Rating Agency Condition shall have been satisfied and (ii) deliver to Indenture Trustee a certificate of an Authorized Officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of Transferor, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur with respect to Series 20[•]-[•].

“Required Retained Transferor Percentage” means, for purposes of Series 20[•]-[•], [•]%.

“Required Spread Account Amount” means, for any date of determination, (a) prior to the occurrence of a Pay Out Event, the product of (i) the Spread Account Percentage in effect on such date and (ii) the Initial Collateral Amount; provided that the Required Spread Account Amount shall not exceed the Class C Note Principal Balance minus the excess, if any, of the Principal Accumulation Account Balance over the sum of the Class A Note Principal Balance and the Class B Note Principal Balance on such date of determination and (b) after the occurrence of a Pay Out Event, an amount equal to the Class C Note Principal Balance on such date of determination.

“Reserve Account” is defined in Section 4.09(a).

“Reserve Account Funding Date” means the Transfer Date designated by Servicer which occurs not later than the earliest of (a) the Transfer Date with respect to the Monthly Period which commences [three] months prior to the commencement of the Accumulation Period (which commencement shall be subject to postponement pursuant to Section 4.14); (b) the first Transfer Date for which the Quarterly Net Yield is less than [•]%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences [twelve] months prior to the commencement of the Accumulation Period; (c) the first Transfer Date for which the Quarterly Net Yield is less than [•]%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences [six] months prior to the commencement of the Accumulation Period; and (d) the first Transfer Date for which the Quarterly Net Yield is less than [•]%, but in such event the Reserve Account Funding Date shall not be required to occur earlier than the Transfer Date with respect to the Monthly Period which commences [four] months prior to the commencement of the Accumulation Period; provided, however, that subject to satisfaction of the Rating Agency Condition, the Reserve Account Funding Date may be any date selected by Servicer; provided, further, that if a Qualified Maturity Agreement has been assigned to the Indenture Trustee in accordance with the provisions of Section 4.14, the Reserve Account Funding Date shall be the Distribution Date immediately following the date on which a Qualified Maturity Agreement is terminated if (w) such Qualified Maturity Agreement is terminated because the provider of such Qualified Maturity Agreement ceases to qualify as a Qualified Maturity Agreement Institution, (x) such Qualified Maturity Agreement is terminated prior to the earlier of the Expected Principal Payment Date and the commencement of the Rapid Amortization Period, (y) such Qualified Maturity Agreement is terminated after the later of the last day of the [•], [•] Monthly Period and, at the election of Transferor, the date to which the commencement of the Accumulation Period may be postponed pursuant to Section 4.13 (as determined on the date of such termination) and (z) Transferor does not obtain a substitute Qualified Maturity Agreement.

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“Reserve Account Surplus” means, as of any Transfer Date following the Reserve Account Funding Date, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

“Reserve Draw Amount” means, with respect to each Transfer Date relating to the Accumulation Period or the first Transfer Date relating to the Rapid Amortization Period, the amount, if any, by which the Principal Accumulation Investment Earnings for such Transfer Date are less than the Covered Amount determined as of such Transfer Date.

“Reset Date” means:

(a)            each Addition Date, in each case relating to Additional Accounts;

(b)            each Removal Date on which Principal Receivables are removed from the Trust;

(c)            each date on which there is an increase in the outstanding balance of any Variable Interest; and

(d)            each date on which a new Series or Class of Notes is issued.

“Review Notice” means any written notice delivered by Indenture Trustee to Transferor, Servicer and all of the Noteholders of Outstanding Notes pursuant to Section 4.19(d)(iv) of this Indenture Supplement to the effect that the requisite percentage of Noteholders casting a vote have directed that an Asset Representations Review be undertaken and specifying the Review Satisfaction Date relating to such direction.

“Review Satisfaction Date” has the meaning assigned to such term in Section 4.19(d)(iv) of this Indenture Supplement.

“Revolving Period” means the period beginning on the Closing Date and ending at the close of business on the day immediately preceding the earlier of the day the Accumulation Period commences or the day the Rapid Amortization Period commences.

“RPA Repurchase Request” has the meaning assigned to such term in Section 4.21(a)(ii) of this Indenture Supplement.

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“Rules” means the Commercial Arbitration Rules and Mediation Procedures in effect on the date any third-party mediation or third-party arbitration, as applicable, is initiated by the Requesting Party pursuant to Section 4.21(b) of this Indenture Supplement.

“Series 20[•]-[•]” means the Series of Notes the terms of which are specified in this Indenture Supplement.

“Series 20[•]-[•] Final Maturity Date” means the [•] [•], 20[•] Distribution Date.

“Series 20[•]-[•] Note” means a Class A Note, a Class B Note or a Class C Note.

“Series 20[•]-[•] Note Owner” means, with respect to any Series 20[•]-[•] Note which is a Book-Entry Note, the Person who is the owner of such Book-Entry Note as reflected on the books of Clearing Agency, or on the Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in accordance with the rules of such Clearing Agency).

“Series 20[•]-[•] Noteholder” means a Class A Noteholder, a Class B Noteholder or a Class C Noteholder.

“Series 20[•]-[•] Pay Out Event” is defined in the last paragraph of Article VI.

“Series Allocation Percentage” means, with respect to any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the numerator used in determining the Allocation Percentage for Finance Charge Collections for that Monthly Period and the denominator of which is the sum of the numerators used in determining the Allocation Percentage for Finance Charge Receivables for all outstanding Series for such Monthly Period; provided that if one or more Reset Dates occur in a Monthly Period, the Series Allocation Percentage will be the percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the numerators used in determining the Allocation Percentage for Finance Charge Collections for Series 20[•]-[•] for each day during that Monthly Period divided by the total number of days in such Monthly Period and the denominator of which is an amount equal to the sum of the numerators used in determining the Allocation Percentages for Finance Charge Receivables for all outstanding Series for each day during such Monthly Period divided by the total number of days in such Monthly Period.

“Series Rating Agency Condition” means, [(i)] when used in reference to the Class A Notes [and Class B Notes] [, Class B Notes and Class C Notes] and any action subject to such condition, (a) that each Rating Agency shall have notified Issuer in writing that such action will not result in any reduction or withdrawal of the rating, if any, of outstanding class of the Series 20[•]-[•] Notes which such Rating Agency has rated at Sponsor’s request or (b) if at such time a Rating Agency has informed Issuer and Transferor that such Rating Agency does not provide such notifications for transactions of this type, then as to such Rating Agency, Issuer shall deliver written notice of the proposed action to such Rating Agency or Rating Agencies at least 10 Business Days prior to the effective date of such action, or if 10 Business Days prior notice is impractical, such advance notice as is practicable; and

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[(ii) when used in reference to the [Class B Notes and the Class C Notes] [Class C Notes] and any action subject to such condition, the written consent of the [Class B Noteholders and the Class C Noteholders] [Class C Noteholders] to such action.]

[Neither the Class B Notes nor the Class C Notes will be rated on the Closing Date.]

“Series Servicing Fee Percentage” means [2]% per annum.

“Series Termination Date” means the earlier to occur of (a) the date on which the Note Principal Balance is paid in full and (b) the Series 20[•]-[•] Final Maturity Date.

“Servicer Interchange” means, with respect to any Monthly Period, an amount equal to one-twelfth of the product of (a) [1.50]% and (b) the Collateral Amount as of the last day of the preceding Monthly Period; provided, however, that Servicer Interchange for the [•] [•], 20[•] Distribution Date shall be $[•].

“Servicing Fee Required Amount” means, for any Distribution Date, an amount equal to the excess of the amount described in Section 4.04(a)(iii) over the Available Finance Charge Collections applied to pay such amount pursuant to Section 4.04(a).

“Spread Account” is defined in Section 4.09(a).

“Spread Account Deficiency” means the excess, if any, of the Required Spread Account Amount over the Available Spread Account Amount.

“Spread Account Percentage” means, for any Distribution Date, the applicable percentage specified in the [Class B] [Class C] Note Purchase Agreement.

“Subject Receivables” means, with respect to an Asset Representations Review conducted by the Asset Representations Reviewer pursuant to Section 4.19 of this Indenture Supplement and the Asset Representations Review Agreement, the 60+-Day Delinquent Receivables arising in the Accounts specified on an account schedule prepared by Servicer and delivered to Asset Representations Reviewer for the purposes of an Asset Representations Review. For the avoidance of doubt, on the date that the conditions for an Asset Representations Review have been satisfied, any Receivable that is repurchased or reassigned to Transferor pursuant to the Transfer and Servicing Agreement or the RPA Seller pursuant to the Receivables Purchase Agreement, as applicable, on and after such date will not be a Subject Receivable.

“Three-Month Average 60+-Day Delinquency Rate” means, as of any date of determination, (a) the sum of the 60+-Day Delinquency Rates for three Monthly Periods immediately preceding such date of determination, divided by (b) three (3).

“TSA Repurchase Request” has the meaning assigned to such term in Section 4.21(a)(i) of this Indenture Supplement.

“Uncovered Dilution Amount” means, for any Distribution Date, an amount equal to the product of (a) the Series Allocation Percentage for the Related Monthly Period times (b) the aggregate Dilutions occurring during that Monthly Period as to which any deposit is required to be made to the Excess Funding Account pursuant to Section 3.09 of the Transfer and Servicing Agreement but has not been made (either directly by the Transferor or from Principal Collections otherwise distributable to the Transferor).

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“United States Arbitration Act” means the Federal Arbitration Act, 9 U.S.C. §1 et. seq. (2012).

“Verified Note Owner” means a Series 20[•]-[•] Note Owner that has provided Indenture Trustee with (i) a written certification that it is the beneficial owner of a specified Outstanding Amount of Series 20[•]-[•] Notes and (ii) a trade confirmation, an account statement, a letter from a broker dealer acceptable to Indenture Trustee or other similar document acceptable to Indenture Trustee showing that such Series 20[•]-[•] Note Owner is a beneficial owner of such Outstanding Amount of Series 20[•]-[•] Notes.

Each capitalized term defined herein shall relate to the Series 20[•]-[•] Notes and no other Series of Notes issued by Issuer, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in Annex A to the Indenture.

The interpretive rules specified in Section 1.02 of the Indenture also apply to this Indenture Supplement. If any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Indenture Supplement shall be controlling.

ARTICLE III

Noteholder Servicing Fee

Section 3.01. Servicing Compensation. The share of the Servicing Fee allocable to Series 20[•]-[•] for any Transfer Date (the “Noteholder Servicing Fee”) shall be equal to one-twelfth of the product of (a) the Series Servicing Fee Percentage and (b) the Collateral Amount as of the last day of the Monthly Period preceding such Transfer Date; provided, however, that with respect to the first Transfer Date, the Noteholder Servicing Fee shall be equal to $[•]; provided, further, that if FNBO or Indenture Trustee is Servicer, the Noteholder Servicing Fee shall be reduced by the amount, if any, by which the Servicer Interchange for such Monthly Period exceeds the amount of Interchange included as Finance Charge Collections allocable to the Series 20[•]-[•] Notes with respect to such Monthly Period pursuant to Section 4.16 of this Indenture Supplement. The remainder of the Servicing Fee shall be paid by the Holders of the Transferor Interest or the Noteholders of other Series (as provided in the related Indenture Supplements) and in no event shall Issuer, Indenture Trustee or the Series 20[•]-[•] Noteholders be liable for the share of the Servicing Fee to be paid by the Holders of the Transferor Interest or the Noteholders of any other Series.

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ARTICLE IV

Rights of Noteholders and Allocation
and Application of Collections

Section 4.01. Collections and Allocations.

(a)            Finance Charge Collections, Principal Collections and Receivables in Defaulted Accounts shall be allocated and distributed to Series 20[•]-[•] as set forth in this Article.

(b)            On each Date of Processing, Servicer shall allocate to the Series 20[•]-[•] Noteholders the following amounts as set forth below:

(i)            Allocations of Finance Charge Collections. An amount equal to the Investor Finance Charge Collections processed on such Date of Processing shall be allocated to the Series 20[•]-[•] Noteholders and, first, deposited to the Finance Charge Account to the extent required by Section 8.04 of the Indenture and Section 4.01(c) below, and, second, paid to the Holder of the Transferor Interest.

(ii)            Allocations of Principal Collections.

(A)          Allocations During the Revolving Period.

(1)            During the Revolving Period an amount equal to the Investor Principal Collections processed on each Date of Processing, shall be allocated to the Series 20[•]-[•] Noteholders and, first, if any other Principal Sharing Series is outstanding and in its accumulation period or amortization period, deposited to and retained in the Principal Account to the extent necessary for application as Excess Principal Collections for other Principal Sharing Series on the related Distribution Date, second, deposited to the Excess Funding Account to the extent necessary so that (x) the Transferor Interest is not less than the Minimum Transferor Interest and (y) the aggregate Principal Receivables in the Trust equals or exceeds the Minimum Aggregate Principal Receivables and, third, paid to the holder or holders of the Transferor Interest.

(2)            With respect to each Monthly Period falling in the Revolving Period, to the extent that Investor Principal Collections allocated to the Series 20[•]-[•] Noteholders pursuant to this Section 4.01(b)(ii) are paid to Transferor, Transferor shall make an amount equal to the Reallocated Principal Collections for the related Transfer Date available on that Transfer Date for application in accordance with Section 4.06.

(B)           Allocations During the Accumulation Period. During the Accumulation Period an amount equal to the Investor Principal Collections processed on each Date of Processing shall be allocated to the Series 20[•]-[•] Noteholders and deposited into the Principal Account in accordance with Section 8.04 of the Indenture and Section 4.01(c).

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(C)           Allocations During the Rapid Amortization Period. During the Rapid Amortization Period, an amount equal to the Investor Principal Collections processed on each Date of Processing shall be allocated to the Series 20[•]-[•] Noteholders and deposited into the Principal Account until applied as provided herein; provided, however, that after the date on which an amount of such Principal Collections equal to the Note Principal Balance has been deposited into the Principal Account, any Investor Principal Collections in excess of such amount shall be, first, if any other Principal Sharing Series is outstanding and in its accumulation period or amortization period, deposited to and retained in the Principal Account for application, to the extent necessary, as Excess Principal Collections to other Principal Sharing Series on the related Distribution Date, second, deposited in the Excess Funding Account to the extent necessary so that (x) the Transferor Interest is not less than the Minimum Transferor Interest and (y) the aggregate Principal Receivables in the Trust equals or exceeds the Minimum Aggregate Principal Receivables and, third, paid to the holder or holders of the Transferor Interest.

(c)            During any period when Servicer is permitted by Section 8.04 of the Indenture to make a single monthly deposit to the Collection Account, amounts allocated to the Noteholders pursuant to Sections 4.01(a) and (b) with respect to any Monthly Period need not be deposited into the Collection Account or any Series Account prior to the related Transfer Date, and, when so deposited, (x) may be deposited net of any amounts required to be distributed to Transferor and, if FNBO is Servicer, Servicer, and (y) shall be deposited into the Finance Charge Account (in the case of Finance Charge Collections) and the Principal Account (in the case of Collections of Principal Receivables (not including any Excess Principal Collections allocated to Series 20[•]-[•] pursuant to Section 8.05 of the Indenture)). The exception to the daily deposit requirements provided by the second paragraph of Section 8.04(a) of the Indenture shall not be available during any Monthly Period during the Rapid Amortization Period, or at any time that (A) the Transferor Interest is less than the Minimum Transferor Interest, (B) the Available Spread Account Amount is less than the Required Spread Account Amount or (C) the aggregate Principal Receivables in the Trust is less than the Minimum Aggregate Principal Receivables. For purposes of the second paragraph of Section 8.04(a) of the Indenture, the amount of Principal Collections required to be deposited or distributed on or prior to the related Distribution Date during the Accumulation Period shall include an amount equal to the Controlled Deposit Amount.

Notwithstanding the provisions of the second paragraph of Section 8.04(a) of the Indenture, all Finance Charge Collections for each Monthly Period shall be deposited daily to the Finance Charge Account and retained therein until the delivery of the statement required by Section 5.03(b). On or after delivery of such statement, Finance Charge Collections for the Related Monthly Period which are not required to be deposited or distributed pursuant to such statement may be withdrawn by Servicer.

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(d)            On any date, Servicer may withdraw from the Collection Account or any Series Account any amounts inadvertently deposited in such account that should have not been so deposited.

Section 4.02. Determination of Monthly Interest.

(a)            The amount of monthly interest (“Class A Monthly Interest Payment”) distributable from the Distribution Account with respect to the Class A Notes on any Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is [30] [the actual number of days in the related Interest Period] and the denominator of which is 360, times (B) the Class A Note Interest Rate in effect with respect to the related Interest Period and (ii) the Class A Note Principal Balance as of the close of business on the last day of the preceding Monthly Period (or, with respect to the initial Distribution Date, the Class A Note Initial Principal Balance).

On the Determination Date preceding each Distribution Date, Servicer shall determine the excess, if any (the “Class A Interest Shortfall”), of (x) the aggregate amount accrued pursuant to this Section 4.02(a) as of the prior Distribution Date over (y) the amount actually transferred from the Distribution Account for payment of such amount. If the Class A Interest Shortfall for any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class A Interest Shortfall is fully paid, an additional amount (“Class A Default Interest”) equal to the product of (i) (A) a fraction, the numerator of which is [30] [the actual number of days in the related Interest Period] and the denominator of which is 360, times (B) the Class A Note Interest Rate in effect with respect to the related Interest Period and (ii) such Class A Interest Shortfall (or the portion thereof which has not been paid to the Class A Noteholders) shall be payable as provided herein with respect to the Class A Notes. Notwithstanding anything to the contrary herein, Class A Default Interest shall be payable or distributed to the Class A Noteholders only to the extent permitted by applicable law.

(b)            The amount of monthly interest (“Class B Monthly Interest Payment”) distributable from the Distribution Account with respect to the Class B Notes on any Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which [30] [is the actual number of days in the related Interest Period] and the denominator of which is 360, times (B) the Class B Note Interest Rate in effect with respect to the related Interest Period and (ii) the Class B Note Principal Balance as of the close of business on the last day of the preceding Monthly Period (or, with respect to the initial Distribution Date, the Class B Note Initial Principal Balance).

On the Determination Date preceding each Distribution Date, Servicer shall determine the excess, if any (the “Class B Interest Shortfall”), of (x) the aggregate amount accrued pursuant to this Section 4.02(b) as of the prior Distribution Date over (y) the amount of funds actually transferred from the Distribution Account for payment of such amount. If the Class B Interest Shortfall for any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class B Interest Shortfall is fully paid, an additional amount (“Class B Default Interest”) equal to the product of (i) (A) a fraction, the numerator of which is [30] [the actual number of days in the related Interest Period] and the denominator of which is 360, times (B) the Class B Note Interest Rate in effect with respect to the related Interest Period and (ii) such Class B Interest Shortfall (or the portion thereof which has not been paid to the Class B Noteholders) shall be payable as provided herein with respect to the Class B Notes. Notwithstanding anything to the contrary herein, Class B Default Interest shall be payable or distributed to the Class B Noteholders only to the extent permitted by applicable law.

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(c)            The amount of monthly interest (“Class C Monthly Interest Payment”) distributable from the Distribution Account with respect to the Class C Notes on any Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is [30] [the actual number of days in the related Interest Period] and the denominator of which is 360, times (B) the Class C Note Interest Rate in effect with respect to the related Interest Period and (ii) the Class C Note Principal Balance as of the close of business on the last day of the preceding Monthly Period (or, with respect to the initial Distribution Date, the Class C Note Initial Principal Balance).

On the Determination Date preceding each Distribution Date, Servicer shall determine the excess, if any (the “Class C Interest Shortfall”), of (x) the aggregate amount accrued pursuant to this Section 4.02(c) as of the prior Distribution Date over (y) the amount of funds actually transferred from the Distribution Account for payment of such amount. If the Class C Interest Shortfall for any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class C Interest Shortfall is fully paid, an additional amount (“Class C Default Interest”) equal to the product of (i) (A) a fraction, the numerator of which is [30] [the actual number of days in the related Interest Period] and the denominator of which is 360, times (B) the Class C Note Interest Rate in effect with respect to the related Interest Period and (ii) such Class C Interest Shortfall (or the portion thereof which has not been paid to the Class C Noteholders) shall be payable as provided herein with respect to the Class C Notes. Notwithstanding anything to the contrary herein, Class C Default Interest shall be payable or distributed to the Class C Noteholders only to the extent permitted by applicable law.

Section 4.03. Determination of Monthly Principal. The amount of monthly principal to be transferred from the Principal Account to the Principal Accumulation Account or the Distribution Account, as applicable, with respect to the Notes on each Transfer Date (the “Monthly Principal”), beginning with the Transfer Date in the month following the month in which the Accumulation Period or, if earlier, the Rapid Amortization Period, begins, shall be equal to the least of (i) the Available Principal Collections on deposit in the Principal Account with respect to such Transfer Date, (ii) for each Transfer Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Transfer Date, (iii) the Collateral Amount (after taking into account any adjustments to be made on such Distribution Date pursuant to Sections 4.05 and 4.06) prior to any deposit into the Principal Accumulation Account on such Transfer Date, and (iv) the Note Principal Balance, minus any amount already on deposit in the Principal Accumulation Account on such Transfer Date.

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Section 4.04. Application of Available Finance Charge Collections and Available Principal Collections. On or before each Transfer Date, Servicer shall instruct Indenture Trustee in writing (which writing shall be substantially in the form of Exhibit B) to withdraw or deposit and Indenture Trustee, acting in accordance with such instructions, shall withdraw or deposit on such Transfer Date or the related Distribution Date, as applicable, to the extent of available funds, the amounts required to be withdrawn from the Finance Charge Account, the Principal Account, the Principal Accumulation Account and the Distribution Account as follows:

(a)           On each Transfer Date, an amount equal to the Available Finance Charge Collections for the Related Monthly Period will be withdrawn from the Finance Charge Account and distributed, deposited or paid by Indenture Trustee in the following priority:

(i)            an amount equal to Class A Monthly Interest Payment for such Distribution Date, plus any Class A Interest Shortfall, plus the amount of any Class A Default Interest for such Distribution Date, plus the amount of any Class A Default Interest previously due but not distributed to Class A Noteholders on a prior Distribution Date shall be deposited into the Distribution Account for distribution to the Class A Noteholders;

(ii)           an amount equal to Class B Monthly Interest Payment for such Distribution Date, plus any Class B Interest Shortfall, plus the amount of any Class B Default Interest for such Distribution Date, plus the amount of any Class B Default Interest previously due but not distributed to Class B Noteholders on a prior Distribution Date shall be deposited into the Distribution Account for distribution to the Class B Noteholders;

(iii)          an amount equal to the Noteholder Servicing Fee for such Transfer Date, plus the amount of any Noteholder Servicing Fee previously due but not distributed to Servicer on a prior Transfer Date, shall be distributed to Servicer;

(iv)          an amount equal to Class C Monthly Interest Payment for such Distribution Date, plus any Class C Interest Shortfall, plus the amount of any Class C Default Interest for such Distribution Date, plus the amount of any Class C Default Interest previously due but not distributed to the Class C Noteholders on a prior Distribution Date shall be deposited into the Distribution Account for distribution to the Class C Noteholders;

(v)           an amount equal to the sum of the Investor Default Amount and any Uncovered Dilution Amount for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date and deposited into the Principal Account for application pursuant to this Section 4.04;

(vi)          an amount equal to the sum of the aggregate amounts of Investor Charge-Offs and Reallocated Principal Collections which have not been previously reimbursed pursuant to this clause (vi) of Section 4.04(a) shall be treated as a portion of Available Principal Collections for such Distribution Date and deposited into the Principal Account for application pursuant to this Section 4.04;

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(vii)         on each Transfer Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described in Section 4.10(f), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

(viii)        an amount equal to the excess, if any, of the Required Spread Account Amount over the Available Spread Account Amount shall be deposited into the Spread Account;

(ix)           all remaining amounts will constitute a portion of Excess Finance Charge Collections for such Distribution Date to be applied in accordance with Section 4.07; [and]

(x)            [any other amount required to be paid or deposited under the terms of the Class B Note Purchase Agreement shall be so paid or deposited;]

(xi)           [any other amount required to be paid or deposited under the terms of the Class C Note Purchase Agreement shall be so paid or deposited; and]

[x][xii]     any remaining amount to be paid to Transferor.

(b)            On each Transfer Date with respect to the Revolving Period, the Available Principal Collections for the Related Monthly Period on deposit in the Principal Account shall be withdrawn to be treated as Excess Principal Collections for such Distribution Date and applied in accordance with Section 4.08 and Section 8.05 of the Indenture.

(c)            On each Transfer Date with respect to the Accumulation Period or the Rapid Amortization Period, an amount equal to the Available Principal Collections for the Related Monthly Period shall be withdrawn from the Principal Account and distributed or deposited in the following order of priority:

(i)            on each Transfer Date with respect to the Accumulation Period, an amount equal to the Monthly Principal for such Transfer Date shall be deposited into the Principal Accumulation Account;

(ii)           on each Transfer Date with respect to the Rapid Amortization Period, an amount equal to the Monthly Principal for such Transfer Date shall be deposited into the Distribution Account for distribution ratably to the Class A Noteholders until the Class A Note Principal Balance has been paid in full;

(iii)          on each Transfer Date with respect to the Rapid Amortization Period, after giving effect to clause (ii) above, an amount equal to the Monthly Principal remaining, if any, shall be deposited into the Distribution Account for distribution ratably to the Class B Noteholders until the Class B Note Principal Balance has been paid in full;

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(iv)          on each Transfer Date with respect to the Rapid Amortization Period, after giving effect to clauses (ii) and (iii) above, an amount equal to the Monthly Principal remaining, if any, shall be deposited into the Distribution Account for distribution ratably to the Class C Noteholders until the Class C Note Principal Balance has been paid in full;

(v)           on each Transfer Date, an amount equal to any other amounts payable, first, to the Class B Noteholders under the Class B Note Purchase Agreement and second, to the Class C Noteholders under the Class C Note Purchase Agreement; and

(vi)          on each Transfer Date with respect to the Accumulation Period or the Rapid Amortization Period, the balance of such Available Principal Collections remaining after giving effect to clauses (i) through (v) above shall be retained in the Principal Account to be treated as Excess Principal Collections and applied in accordance with Section 4.08.

(d)            On each Distribution Date, Indenture Trustee shall make distributions from the Distribution Account in accordance with Section 5.02 as follows: (i) to the Class A Noteholders, the amount deposited into the Distribution Account pursuant to Section 4.04(a)(i) and (c)(ii); (ii) to the Class B Noteholders, the amount deposited into the Distribution Account pursuant to Section 4.04(a)(ii), [ and (x)] and (c)(iii); and (iii) to the Class C Noteholders, the amount deposited into the Distribution Account pursuant to Section 4.04(a)(iv), [and (xi)] and (c)(iv).

(e)            On the earlier to occur of (i) the first Transfer Date during the Rapid Amortization Period and (ii) the Transfer Date immediately preceding the Expected Principal Payment Date, Indenture Trustee shall withdraw from the Principal Accumulation Account and deposit into the Distribution Account amounts necessary to pay, first, to the Class A Noteholders, until paid in full, second, to the Class B Noteholders, until paid in full, and, third, to the Class C Noteholders, until paid in full, the amounts deposited into the Principal Accumulation Account pursuant to Section 4.04(c)(i). In accordance with Section 5.02, on the related Distribution Date, Indenture Trustee shall pay from the Distribution Account to the Class A Noteholders, the Class B Noteholders and the Class C Noteholders, as applicable, the amounts deposited into the Distribution Account for the account of such Noteholders pursuant to this Section 4.04(e).

Section 4.05. Investor Charge-Offs. On each Determination Date, Servicer shall calculate the Investor Default Amount and any Uncovered Dilution Amount for the related Distribution Date. If, on any Distribution Date, the sum of the Investor Default Amount and any Uncovered Dilution Amount for such Distribution Date exceeds the amount of Available Finance Charge Collections allocated with respect thereto pursuant to Section 4.04(a)(v) with respect to such Distribution Date, the Collateral Amount will be reduced (but not below zero) by the amount of such excess (such reduction, an “Investor Charge-Off”).

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Section 4.06. Reallocated Principal Collections. On each Transfer Date, Servicer shall apply, or shall instruct Indenture Trustee in writing to apply, Investor Principal Collections with respect to such Transfer Date, in an amount not to exceed the Monthly Principal Reallocation Amount for the Related Monthly Period, to fund any deficiency in amounts otherwise available for deposit and distribution pursuant to and in the priority set forth in [Section 4.04(a)(i), (ii) and (iii)], after giving effect to any application of funds from the Spread Account pursuant to Section 4.11, any application of funds from the Reserve Account pursuant to Section 4.10 and after allocation and application of Excess Finance Charge Collections pursuant to Section 4.07 to cover such payments. On each Transfer Date, the Collateral Amount shall be reduced by the amount of such Reallocated Principal Collections, if any, for such Transfer Date.

Section 4.07. Excess Finance Charge Collections.

(a)            Excess Finance Charge Collections from all Excess Allocation Series in Group One will be allocated to cover any Finance Charge Shortfall or finance charge shortfalls for other Excess Allocation Series in Group One pursuant to Section 8.06 of the Indenture except that, following a Servicer Default and the appointment of a Successor Servicer, Excess Finance Charge Collections remaining after their application to cover Finance Charge Shortfalls and other finance charge shortfalls for Group One, shall be paid to the Successor Servicer to pay any unpaid Excess Servicing Fees or other unpaid excess servicing fees for all Excess Allocation Series in Group One prior to any distribution to the holder or holders of the Transferor Interest. If the remaining Excess Finance Charge Collections do not exceed the aggregate amount of such unpaid fees, the remaining Excess Finance Charge Collections shall be allocated among the Group One Excess Allocation Series pro rata based on the amount of unpaid excess servicing fees for each such Series. Excess Finance Charge Collections with respect to Group One shall be allocated to Series 20[•]-[•] in accordance with this Section 4.07, without regard to whether the Rating Agency Condition has been met for purposes of the definition of “Portfolio Yield.” On each Transfer Date, Indenture Trustee, at the written direction of the Servicer, shall deposit Excess Finance Charge Collections allocated to Series 20[•]-[•] to the Finance Charge Account prior to the applications to be made pursuant to Section 4.04.

(b)            Any Excess Finance Charge Collections relating to the Series 20[•]-[•] Notes remaining after the application thereof as specified in this Section 4.07(a) above, if any, [shall be applied, first, pursuant to Section 4.04(a)(x) and (xi) hereof and second, the remaining balance, if any, shall be paid to Transferor pursuant to Section 4.04(a)(xii) hereof] [shall be paid to Transferor pursuant to subsection 4.04(a)(x) hereof].

Section 4.08. Excess Principal Collections. Excess Principal Collections from all Principal Sharing Series in Group One will be allocated to cover any Principal Shortfall or principal shortfalls for other Principal Sharing Series in Group One pursuant to Section 8.05 of the Indenture. If (i) any Principal Shortfall remains after such allocation, (ii) any Series in Group One is in an Amortization Period and (iii) the amount on deposit in the Excess Funding Account is greater than zero, amounts on deposit in the Excess Funding Account will be treated as Excess Principal Collections and allocated to cover any remaining Principal Shortfall or principal shortfalls for other Principal Sharing Series in Group One pursuant to Section 8.03 of the Indenture. Indenture Trustee, at the written direction of the Servicer, shall deposit Excess Principal Collections allocated to Series 20[•]-[•] to the Principal Accumulation Account or the Distribution Account, as applicable.

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Section 4.09. Certain Series Accounts.

(a)            The Indenture Trustee shall establish and maintain with a Qualified Institution, which may be Indenture Trustee, in the name of the Trust, on behalf of the Trust, for the benefit of the Noteholders, six segregated trust accounts with such Qualified Institution (the “Finance Charge Account,” the “Principal Account,” the “Principal Accumulation Account,” the “Distribution Account,” the “Spread Account” and the “Reserve Account”) each bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 20[•]-[•] Noteholders. The Finance Charge Account, the Principal Account, the Principal Accumulation Account, the Distribution Account, the Reserve Account and the Spread Account are hereby designated as the Series Accounts for the Series 20[•]-[•] Notes. Except as otherwise provided in Section 4.11, Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in each Series Account and in all proceeds thereof. Except as otherwise provided in Section 4.11, each Series Account shall be under the sole dominion and control of Indenture Trustee for the benefit of the Series 20[•]-[•] Noteholders. If at any time the institution holding a Series Account ceases to be a Qualified Institution, Transferor shall notify Indenture Trustee in writing, and Indenture Trustee upon being notified (or Servicer on its behalf) shall, within ten (10) Business Days, establish a new Series Account meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new Series Account. Indenture Trustee, at the written direction of Servicer, shall make withdrawals from and deposits to each Series Account from time to time, in the amounts and for the purposes set forth in this Indenture Supplement. Indenture Trustee at all times shall maintain accurate records reflecting each transaction in each Series Account, so long as such accounts are established and maintained with Indenture Trustee.

(b)            Funds on deposit in each Series Account from time to time shall be invested and reinvested at the written direction of Servicer by Indenture Trustee in Permitted Investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. In the absence of such direction, such funds shall remain uninvested. The Indenture Trustee shall not be held liable for the performance of any Permitted Investments made in accordance with the terms hereof.

On each Transfer Date with respect to the Accumulation Period and on the first Transfer Date with respect to the Rapid Amortization Period, Indenture Trustee, acting at Servicer’s direction given on or before such Transfer Date, shall transfer from the Principal Accumulation Account to the Finance Charge Account the Principal Accumulation Investment Earnings on deposit in the Principal Accumulation Account for application as Available Finance Charge Collections in accordance with Section 4.04(a).

Principal Accumulation Investment Earnings (including reinvested interest) shall not be considered part of the amounts on deposit in the Principal Accumulation Account for purposes of this Indenture Supplement.

On each Distribution Date, all Investment Earnings on funds on deposit in the Principal Account, the Finance Charge Account and the Distribution Account shall be deposited by Indenture Trustee in a separate deposit account with a Qualified Institution in the name of Servicer, or a Person designated in writing by Servicer, which shall not constitute a part of the Trust, or shall otherwise be turned over by Indenture Trustee to Servicer.

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(c)            Indenture Trustee shall hold such of the Permitted Investments of funds in any Series Account as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of Minnesota. Indenture Trustee shall hold such of the Permitted Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of Indenture Trustee, (b) such securities intermediary shall treat Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest or right of set-off in favor of such securities intermediary or anyone claiming through it (other than Indenture Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. Except as permitted by this Section 4.09(c), Indenture Trustee shall not hold Permitted Investments through an agent or nominee.

(d)            No Permitted Investment in any Series Account shall be disposed of prior to its maturity unless Servicer so directs and either (i) such disposal will not result in a loss of all or part of the principal portion of such Permitted Investment or (ii) prior to the maturity of such Permitted Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Permitted Investment.

Section 4.10. Reserve Account.

(a)            Indenture Trustee, at the written direction of Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Transfer Date (from and after the Reserve Account Funding Date) prior to termination of the Reserve Account, make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, Section 4.04(a)(vii).

(b)            On each Transfer Date, all Investment Earnings accrued since the preceding Transfer Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited into the Finance Charge Account and included in Available Finance Charge Collections for the Related Monthly Period. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Indenture Supplement, Investment Earnings on such funds shall be deemed not to be available or on deposit, except amounts retained pursuant to the preceding sentence.

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(c)            On or before each Transfer Date with respect to the Accumulation Period and on or before the first Transfer Date with respect to the Rapid Amortization Period, Servicer shall calculate the Reserve Draw Amount; provided, however, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under Section 4.04(a)(vii) with respect to such Transfer Date.

(d)           If for any Transfer Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on such Transfer Date by Indenture Trustee (acting in accordance with the written instructions of Servicer) and deposited into the Finance Charge Account for application as Available Finance Charge Collections for the Related Monthly Period.

(e)           If the Reserve Account Surplus on any Transfer Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Transfer Date, is greater than zero, Indenture Trustee, acting in accordance with the written instructions of Servicer, shall withdraw from the Reserve Account an amount equal to such Reserve Account Surplus and (i) deposit such amounts in the Spread Account, to the extent that funds on deposit in the Spread Account are less than the Required Spread Account Amount, and (ii) distribute any such amounts remaining after application pursuant to Section 4.10(e)(i) to the Holder of the Transferor Interest.

(f)            Upon the earliest to occur of (i) the termination of the Trust pursuant to Article VIII of the Trust Agreement, (ii) the first Transfer Date relating to the Rapid Amortization Period and (iii) the Transfer Date immediately preceding the Expected Principal Payment Date, Indenture Trustee, acting in accordance with the written instructions of Servicer, after the prior payment of all amounts owing to the Series 20[•]-[•] Noteholders that are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account all amounts, if any, on deposit in the Reserve Account and (A) deposit such amounts in the Spread Account, to the extent that funds on deposit in the Spread Account are less than the Required Spread Account Amount, and (B) distribute any such amounts remaining after application pursuant to Section 4.10(f)(A) to the Holder of the Transferor Interest. The Reserve Account shall thereafter be deemed to have terminated for purposes of this Indenture Supplement. Funds on deposit in the Reserve Account at any time that the Accumulation Period is suspended pursuant to Section 4.14 shall remain on deposit until applied in accordance with Section 4.10(d), (e) or (f).

Section 4.11. Spread Account.

(a)          The Indenture Trustee shall establish and maintain the Spread Account for the benefit of the Class C Noteholders and the Holder of the Transferor Interest, with an account designation clearly indicating that the funds deposited therein are held for the benefit of the Class C Noteholders and the Holder of the Transferor Interest. The Spread Account shall be under the sole dominion and control of Indenture Trustee for the benefit of the Class C Noteholders and the Holder of the Transferor Interest. Indenture Trustee, at the written direction of Servicer, shall (i) make withdrawals from the Spread Account from time to time in an amount up to the Available Spread Account Amount at such time, for the purposes set forth in this Indenture Supplement, and (ii) on each Transfer Date prior to termination of the Spread Account, make a deposit into the Spread Account in the amount specified in, and otherwise in accordance with, Section 4.11(f). The Issuer will [make no] deposit into the Spread Account on the Closing Date [an amount equal to the Required Spread Account Amount].

(b)           On each Transfer Date (but subject to Section 4.11(c), (d), (e) and (f)), the Investment Earnings, if any, accrued since the preceding Transfer Date on funds on deposit in the Spread Account shall be paid to the Holder of the Transferor Interest by Indenture Trustee upon written direction of Servicer. For purposes of determining the availability of funds or the balance in the Spread Account for any reason under this Indenture Supplement (subject to Section 4.11(c), (d), (e) and (f)), all Investment Earnings shall be deemed not to be available or on deposit; provided that after the maturity of the Series 20[•]-[•] Notes has been accelerated as a result of an Event of Default, all Investment Earnings shall be added to the balance on deposit in the Spread Account and treated like the rest of the Available Spread Account Amount.

(c)           If, on any Transfer Date, the aggregate amount of Available Finance Charge Collections otherwise available for application pursuant to Section 4.04(a)(iv) is less than the aggregate amount required to be deposited into the Distribution Account pursuant to Section 4.04(a)(iv), Indenture Trustee, at the written direction of Servicer, shall (i) withdraw from the Spread Account the amount of such deficiency up to the Available Spread Account Amount and, if the Available Spread Account Amount is less than such deficiency, the Indenture Trustee shall also withdraw Investment Earnings credited to the Spread Account in an amount so that the total amount withdrawn equals such deficiency, and (ii) deposit such amount into the Distribution Account for payment to the Class C Noteholders in respect of interest on the Class C Notes pursuant to Section 5.02(c).

(d)           On the Series 20[•]-[•] Final Maturity Date or, if sooner, the date on which the Class A Note Principal Balance and the Class B Note Principal Balance have been paid in full, after applying any funds on deposit in the Spread Account as described in Section 4.11(c), Indenture Trustee, at the written direction of Servicer, shall withdraw from the Spread Account an amount equal to the lesser of (i) the Class C Note Principal Balance (after any payments to be made pursuant to Section 4.04(c) on such date) and (ii) the Available Spread Account Amount and, if the amount so withdrawn is not sufficient to reduce the Class C Note Principal Balance to zero, shall also withdraw Investment Earnings credited to the Spread Account up to the amount required to reduce the Class C Note Principal Balance to zero. Indenture Trustee, upon the written direction of Servicer, or Servicer, shall deposit such amounts into the Distribution Account for distribution to the Class C Noteholders in accordance with Section 5.02(c).

(e)           On the earlier to occur of (i) the Series 20[•]-[•] Final Maturity Date and (ii) the day following the occurrence of an Event of Default with respect to Series 20[•]-[•] and acceleration of the maturity of the Series 20[•]-[•] Notes pursuant to Section 5.03 of the Indenture, Servicer shall withdraw from the Spread Account an amount equal to the Available Spread Account Amount and Indenture Trustee or Servicer shall deposit such amounts into the Distribution Account for distribution to the Class C Noteholders until the Class C Note Principal Balance is paid in full, [then to the Class A Noteholders until the Class A Note Principal Balance is paid in full], [and then to the Class B Noteholders until the Class B Note Principal Balance is paid in full], [in that order of priority,] in accordance with Section 5.02, to fund any shortfalls in amounts owed to such Noteholders.

(f)            If on any Transfer Date, after giving effect to all withdrawals from the Spread Account, the Available Spread Account Amount is less than the Required Spread Account Amount then in effect, (i) Available Finance Charge Collections shall be deposited into the Spread Account pursuant to Section 4.04(a)(viii) up to the amount of the Spread Account Deficiency, (ii) to the extent available, funds shall be withdrawn from the Reserve Account and deposited to the Spread Account pursuant to Section 4.10(e)(i) up to the amount of the Spread Account Deficiency and (iii) to the extent available, funds shall be withdrawn from the Reserve Account and deposited to the Spread Account pursuant to Section 4.10(f)(A) up to the amount of the Spread Account Deficiency. If, after giving effect to the deposits specified in clauses (i), (ii) and (iii) of this paragraph (f) of Section 4.11, there is still a Spread Account Deficiency, Investment Earnings on the Spread Account shall be held and not distributed pursuant to Section 4.11(b) until such Spread Account Deficiency is reduced to zero through subsequent deposits pursuant to Section 4.04(a)(viii) and clauses (ii) and (iii) of this Section 4.11(f).

(g)           If, after giving effect to all deposits to and withdrawals from the Spread Account with respect to any Transfer Date, the amount on deposit in the Spread Account exceeds the Required Spread Account Amount, Indenture Trustee acting in accordance with the instructions of Servicer, shall withdraw an amount equal to such excess and deposit it into the Finance Charge Account for application as Available Finance Charge Collections. On the date on which the Class C Note Principal Balance has been paid in full, after making any payments to the Noteholders required pursuant to Section 4.11(c), (d) and (e), Indenture Trustee, at the written direction of Servicer, shall withdraw from the Spread Account all amounts then remaining in the Spread Account and pay such amounts to the Holder of the Transferor Interest.

Section 4.12. Investment Instructions. Any investment instructions required to be given to Indenture Trustee pursuant to the terms hereof must be given to Indenture Trustee no later than 11:00 a.m., New York City time, on the date such investment is to be made. In the event Indenture Trustee receives such investment instruction later than such time, Indenture Trustee may, but shall have no obligation to, make such investment. In the event Indenture Trustee is unable to make an investment required in an investment instruction received by Indenture Trustee after 11:00 a.m., New York City time, on such day, such investment shall be made by Indenture Trustee on the next succeeding Business Day. In no event shall Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 11:00 a.m., New York City time, on the day such investment is requested to be made.

Section 4.13. Accumulation Period. The Accumulation Period is scheduled to commence at the beginning of business on [•] [•], 20[•]; provided that if the Accumulation Period Length (determined as described below) on any Determination Date on or after the [•] 20[•] Determination Date is less than [twelve] months, the date on which the Accumulation Period actually commences will be changed to the first Business Day of the month that is the number of whole months prior to the month in which the Expected Principal Payment Date occurs equal to the Accumulation Period Length (so that, as a result of such election, the number of Monthly Periods in the Accumulation Period will equal the Accumulation Period Length); provided that (i) the length of the Accumulation Period will not be less than [one] month[s], (ii) such determination of the Accumulation Period Length shall be made on each Determination Date on and after the [•] 20[•] Determination Date but prior to the commencement of the Accumulation Period, and any postponement of the Accumulation Period shall be subject to the subsequent lengthening of the Accumulation Period to the Accumulation Period Length determined on any subsequent Determination Date, but the Accumulation Period shall in no event commence prior to the Controlled Accumulation Date, and (iii) notwithstanding any other provision of this Indenture Supplement to the contrary, no postponement of the commencement of the Accumulation Period shall be made after a Pay Out Event shall have occurred and be continuing with respect to any other Series. The “Accumulation Period Length” will mean a number of whole months such that the amount available for distribution of principal on the Series 20[•]-[•] Notes on the Expected Principal Payment Date is expected to equal or exceed the sum of the Class A Note Principal Balance, the Class B Note Principal Balance and the Class C Note Principal Balance, assuming for this purpose that (1) the payment rate with respect to Principal Collections remains constant at the lowest level of such payment rate during the [twelve] preceding Monthly Periods (or such lower payment rate as Servicer may select), (2) the total amount of Principal Receivables in the Trust (and the principal amount on deposit in the Excess Funding Account, if any) remains constant at the level on such date of determination, (3) no Pay Out Event with respect to any Series will subsequently occur and (4) no additional Series (other than any Series being issued on such date of determination) will be subsequently issued. Servicer shall calculate the Accumulation Period Length on each Determination Date on and after the [•] 20[•] Determination Date as necessary to determine whether the Accumulation Period is postponed and to set the Reserve Account Funding Date. If the calculation results in a postponement, Servicer shall provide notice in writing to Indenture Trustee, Transferor, Issuer and each Rating Agency. Any notice by Servicer confirming the postponement of the Accumulation Period pursuant to this Section 4.13 shall specify (i) the Accumulation Period Length, (ii) the commencement date of the Accumulation Period and (iii) the Controlled Accumulation Amount with respect to each Monthly Period during the Accumulation Period. The method for determining the Accumulation Period Length may be changed if the Rating Agency Condition is met.

Section 4.14. Suspension of Accumulation Period.

(a)           Servicer may elect to suspend the commencement of the Accumulation Period with prior written notice to the Rating Agencies, at any time prior to the Distribution Date preceding the Expected Principal Payment Date. The commencement of the Accumulation Period shall be suspended upon delivery by Servicer to Indenture Trustee of (i) an Officer’s Certificate stating that Servicer has elected to suspend the commencement of the Accumulation Period and that all conditions precedent to such suspension set forth in this Section 4.14 have been satisfied, (ii) a copy of an executed Qualified Maturity Agreement and (iii) an Opinion of Counsel addressed to Indenture Trustee as to the due authorization, execution and delivery and the validity and enforceability of such Qualified Maturity Agreement. Issuer does hereby transfer, assign, set-over, and otherwise convey to Indenture Trustee for the benefit of the Series 20[•]-[•] Noteholders, without recourse, all of its rights under any Qualified Maturity Agreement obtained in accordance with this Section 4.14 and all proceeds thereof. Such property shall constitute part of the Trust Estate and Collateral for all purposes of the Indenture. The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by Indenture Trustee or any Noteholder of any obligation of Issuer or any other Person in connection with a Qualified Maturity Agreement or under any agreement or instrument relating thereto. Each Qualified Maturity Agreement must satisfy the Series Rating Agency Condition.

Indenture Trustee hereby acknowledges its acceptance, to the extent validly transferred, assigned, set-over or otherwise conveyed to Indenture Trustee, for the benefit of the Series 20[•]-[•] Noteholders, of all of the rights previously held by Issuer under any Qualified Maturity Agreement obtained by Issuer and all proceeds thereof, and declares that it shall hold such rights upon the trust set forth herein and in the Indenture, and subject to the terms hereof and thereof, for the benefit of the Series 20[•]-[•] Noteholders.

(b)           Each Qualified Maturity Agreement shall obligate the provider to deposit into the Principal Accumulation Account on or before the Expected Principal Payment Date an amount equal to the initial Note Principal Balance (reduced by any amount on deposit in the Principal Accumulation Account); provided, however, that Issuer may instead elect to fund all or a portion of such deposits with the proceeds of the issuance of a new Series or with the Available Principal Collections with respect to such Transfer Date. The amounts so deposited shall be applied on the Expected Principal Payment Date pursuant to Section 4.04(c) as if the commencement of the Accumulation Period had not been suspended. The Qualified Maturity Agreement may require that during the period when the Accumulation Period is suspended, upon the occurrence of certain events, Available Principal Collections will be deposited into the Principal Accumulation Account.

(c)           Each Qualified Maturity Agreement shall terminate at the close of business on the Expected Principal Payment Date; provided, however, that Servicer may terminate a Qualified Maturity Agreement prior to such Distribution Date, with notice to each Rating Agency, if (i) the Available Reserve Account Amount equals the Required Reserve Account Amount and (ii) one of the following events occurs: (A) Issuer obtains a substitute Qualified Maturity Agreement which satisfies the Series Rating Agency Condition, (B) the provider of the Qualified Maturity Agreement ceases to qualify as a Qualified Maturity Agreement Institution and Issuer is unable to obtain a substitute Qualified Maturity Agreement which satisfies the Series Rating Agency Condition, (C) a Pay Out Event occurs or (D) an event which may be declared to be a Pay Out Event occurs, whether or not it is declared. In addition, if the available Reserve Account Amount equals the Required Reserve Account Amount, Servicer may terminate a Qualified Maturity Agreement prior to the later of (1) the date on which the Accumulation Period was scheduled to begin, before giving effect to the suspension of the Accumulation Period, and (2) the date to which the commencement of the Accumulation Period is postponed pursuant to Section 4.13 (as determined on the Determination Date preceding the date of such termination), in which case the commencement of the Accumulation Period shall be determined as if the commencement had not been postponed. In the event that the provider of a Qualified Maturity Agreement ceases to qualify as a Qualified Maturity Agreement Institution, Servicer shall use its best efforts to obtain a substitute Qualified Maturity Agreement which satisfies the Series Rating Agency Condition, unless a substitute Qualified Maturity Agreement is not required for any of the reasons listed in this paragraph (c) of this Section 4.14.

(d)           If a Qualified Maturity Agreement is terminated prior to the earlier of the Expected Principal Payment Date and the commencement of the Rapid Amortization Period and Issuer does not obtain a substitute Qualified Maturity Agreement which satisfies the Series Rating Agency Condition, the Accumulation Period shall commence on the latest of (i) the beginning of business on [•] [•], 20[•], (ii) the date to which the commencement of the Accumulation Period is postponed pursuant to Section 4.l4 (as determined on the date of such termination) and (iii) the first day of the Monthly Period following the date of such termination. The Issuer shall notify the Rating Agencies if it intends to terminate a Qualified Maturity Agreement prior to the Expected Principal Payment Date.

Section 4.15. Notification of the Benchmark.

[insert provisions for determining the Benchmark]

Section 4.16. Interchange. On or prior to each Determination Date, Transferor shall cause FNBO to notify Servicer of the amount of Interchange to be included as Finance Charge Collections allocable to the Series 20[•]-[•] Notes with respect to the Related Monthly Period, which amount shall be equal to the product of:

(a)           the total amount of Interchange paid or payable to FNBO with respect to such Related Monthly Period;

(b)           a fraction the numerator of which is the volume during the Related Monthly Period of sales net of cash advances on the Accounts and the denominator of which is the amount of sales net of cash advances during the Related Monthly Period on all VISA and MasterCard accounts owned by FNBO; and

(c)           the Allocation Percentage for Finance Charge Collections with respect to such Related Monthly Period.

On each Transfer Date, Transferor shall pay to Servicer, and Servicer shall deposit into the Finance Charge Account, in immediately available funds, an amount equal to the Interchange to be so included as Finance Charge Collections allocable to the Series 20[•]-[•] Notes with respect to the Related Monthly Period. Transferor hereby assigns, sets over, conveys, pledges and grants a security interest and lien to Indenture Trustee for the benefit of the Series 20[•]-[•] Noteholders its security interest in Interchange and the proceeds of Interchange, as set forth in this Section 4.16. In connection with the foregoing grant of a security interest, this Indenture Supplement shall constitute a security agreement under applicable law. To the extent that an Indenture Supplement for a related Series, other than Series 20[•]-[•], assigns, sets over, conveys, pledges or grants a security interest in Interchange allocable to the Trust, all Notes of any such Series (except that any Series may be subordinated to the Series 20[•]-[•] Notes to the extent specified in any such Indenture Supplement) and the Series 20[•]-[•] Notes shall rank pari passu and be equally and ratably entitled in accordance with their respective allocation percentages for Finance Charge Collections as provided herein to the benefits of such Interchange without preference or priority on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture Supplement and other related Indenture Supplements.

Section 4.17. Foreign Accounts. So long as any Series 20[•]-[•] Notes are Outstanding, Receivables arising in Foreign Accounts shall constitute Eligible Receivables for all purposes except that, to the extent that such Receivables exceed 1% (or any higher percentage as to which the Rating Agency Condition has been met) of the aggregate Principal Receivables as of the most recently ended Monthly Period, such Receivables may not be counted for purposes of determining compliance with the tests for the Minimum Transferor Interest and the Minimum Aggregate Principal Receivables.

Section 4.18. Asset Representations Review Triggers.

(a)            Delinquency Trigger. Transferor, on behalf of Issuer, shall provide written notice to Indenture Trustee and disclose the occurrence of a Delinquency Trigger in the distribution report on Form 10-D relating to the Monthly Period in which the Delinquency Trigger occurred.

(b)            Adjustment of Delinquency Trigger Rate. Transferor shall review and may adjust the Delinquency Trigger Rate upon the occurrence of any of the following events:

  (i)           the filing of a new registration statement with the Commission relating to any Notes to be offered and sold from time to time by Issuer; or

  (ii)          a change in law or regulation (including any new or revised interpretation of an existing law or regulation) that, in Transferor’s judgment, could reasonably be expected to have a material effect on the delinquency rate for Obligor payments on the Accounts or the manner by which delinquencies are defined or determined; provided, however, that for so long as a Delinquency Trigger has occurred and is continuing, a review of the Delinquency Trigger Rate that would otherwise be required as specified above will be delayed until the date on which Transferor shall, on behalf of Issuer, report in the applicable distribution report on Form 10-D that the Delinquency Trigger is no longer continuing.

In case of a review of the Delinquency Trigger Rate undertaken upon the occurrence of an event described in this Section 4.18(b)(i) above, Transferor may increase or decrease the Delinquency Trigger Rate by any amount it reasonably determines to be appropriate based upon the composition of the Receivables at the time of the review. For the avoidance of doubt and with respect to this Section 4.18(b)(i) above, the Delinquency Trigger Rate may be reviewed and adjusted upon the filing of a new shelf registration and not upon the filing of a post-effective amendment to a prior shelf filing. In the case of a review undertaken upon the occurrence of an event described in this Section 4.18(b)(ii) above, Transferor may increase or decrease the Delinquency Trigger Rate by any amount it reasonably determines to be appropriate as a result of the related change in law or regulation (including any new or revised interpretation of an existing law or regulation).

(c)            Disclosure of Adjusted Delinquency Trigger Rate on Form 10-D. Transferor shall, on behalf of Issuer, disclose the Delinquency Trigger Rate, as adjusted, in the distribution report on Form 10-D for the Monthly Period in which such adjustment occurs, which report shall also include a description of how the adjusted Delinquency Trigger Rate was deemed to be appropriate pursuant to Section 3.11(a)(iii) of the Transfer and Servicing Agreement.

(d)            Noteholder Action to Initiate an Asset Representations Review.

(i)            Within 90 days following the date upon which Transferor discloses, on behalf of Issuer, the occurrence of a Delinquency Trigger on a distribution report on Form 10-D, the Noteholders holding at least 5% of the Outstanding Amount of all Series of Notes Outstanding as of the date of the Form 10-D filing, may submit a written petition to Indenture Trustee directing that a vote be taken on whether to initiate an Asset Representations Review. Such written petition shall specify the related Delinquency Trigger and Form 10-D filing that gave rise to the Noteholders’ direction. For the avoidance of doubt, as long as a Delinquency Trigger has occurred and is continuing, a new 90-day petition period shall commence each month, beginning on the date on which Transferor discloses in the related distribution report on Form 10-D that the Delinquency Trigger is continuing.

(ii)            If the requisite number of Noteholders submit a written petition to Indenture Trustee directing that a vote be taken in accordance with this Section 4.18(d)(i) above, Indenture Trustee shall (A) promptly provide written notice of such direction to all Noteholders of Outstanding Notes at their addresses appearing in the Note Register and (B) conduct a solicitation of votes of all Noteholders of Outstanding Notes to initiate an Asset Representations Review, which solicitation of votes shall remain open for a 90-day period which begins upon the date Indenture Trustee provided notice of the direction to the Noteholders. [With respect to Outstanding Notes that are Book-Entry Notes held through DTC, Indenture Trustee shall conduct the vote pursuant to the voting guidelines promulgated by DTC relating to Notes registered in the name of its nominee, as described in clause (iii) of this Section 4.18(d) below.] [With respect to Outstanding Notes that are Book-Entry Notes held through a Clearing Agency other than DTC or a Foreign Clearing Agency, Indenture Trustee shall conduct the vote pursuant to the voting guidelines promulgated by such Clearing Agency or Foreign Clearing Agency.]

(iii)           [With respect to Outstanding Notes which are Book-Entry Notes held through DTC, DTC uses a proxy service for voting purposes. Once DTC is notified, it creates an electronic proxy. DTC transfers the right to vote with respect to the related securities via the proxy to the DTC participants that hold positions with respect to the securities in question as of the record date. A DTC participant is responsible for informing the beneficial owner of any action that requires a vote. The beneficial owner instructs the DTC participant via a proxy card or voting instruction form how to vote their interest, and the DTC participant then casts the vote in accordance with the instructions from the beneficial owner.] [Reserved.]

(iv)          If a vote in which an Asset Review Quorum participates occurs within the 90-day period pursuant to this Section 4.18(d)(ii) above and the Noteholders holding more than 50% of the Outstanding Amount of all Notes casting a vote direct that an Asset Representations Review be undertaken (the “Review Satisfaction Date”), then Indenture Trustee shall promptly provide a Review Notice to Transferor, Servicer and all Noteholders of Outstanding Notes in the same manner described above. For the purpose of determining whether the requisite percentage of Noteholders have given any direction, notice or consent under this Section 4.18:

(A)            any Notes which Indenture Trustee knows are owned by Issuer, FNBO, Servicer, Transferor, any other Holder of the Transferor Interest, the Asset Representations Reviewer or any of their respective Affiliates will be disregarded and deemed not to be Outstanding,

(B)            any Notes so owned that have been pledged in good faith will not be disregarded and may be regarded as Outstanding if the pledgee establishes to Indenture Trustee’s satisfaction the pledgee’s right so to act with respect to such Notes and that the pledgee is the Issuer, FNBO, Servicer, Transferor, any other Holder of the Transferor Interest, the Asset Representations Reviewer or an Affiliate of any of Issuer, FNBO, Servicer, Transferor, any other Holder of the Transferor Interest or the Asset Representations Reviewer; and

(C)             if any Noteholder who is not a record holder as reflected on the Note Register seeks to give a direction, notice or consent, Indenture Trustee shall require such Noteholder to provide verification documents to confirm that it is a Verified Note Owner.

(v)            Upon receipt of a Review Notice from Indenture Trustee as specified in this Section 4.18(d)(iv) above, Servicer will promptly provide a copy of the Review Notice to the Asset Representations Reviewer and an Asset Representations Review will commence in accordance with the terms of the Asset Representations Review Agreement. In addition, Transferor will include, in the Issuer’s distribution report on Form 10-D relating to the Monthly Period in which a vote described in this Section 4.18(d)(ii) above has occurred, a description of the events which occurred during such Monthly Period that triggered the Asset Representations Review pursuant to Section 3.11(a)(iv)(A) of the Transfer and Servicing Agreement.

(e)            Certain Restrictions Relating to Petitions, Votes and Asset Representations Reviews. Notwithstanding any provisions of this Section 4.18 to the contrary, and subject to additional requirements and conditions set forth in this Section 4.18, for so long as a petition to direct that a vote be taken, a vote itself, or an Asset Representations Review is underway in accordance with this Section 4.18(d)(i) above, this Section 4.18(d)(ii) above or the terms of the Asset Representations Review Agreement, respectively, the requisite number of Noteholders may not initiate another petition, vote or Asset Representations Review unless and until such prior petition, vote or Asset Representations Review is completed. For the purposes of this Section 4.18(e):

(i)            a petition will be considered completed only (A) if the petition does not result in a vote, (B) if a vote occurs, such vote does not result in an Asset Representations Review or (C) if an Asset Representations Review occurs, at such time as Transferor, on behalf of Issuer, includes a summary of the Asset Representations Reviewer’s final report setting forth the findings of its Asset Representations Review in a distribution report on Form 10-D in accordance with the terms of the Asset Representations Review Agreement;

(ii)           a vote will be considered completed only (A) if the vote does not result in an Asset Representations Review or (B) if an Asset Representations Review occurs, at such time as Transferor, on behalf of Issuer, includes a summary of the Asset Representations Reviewer’s final report setting forth the findings of its Asset Representations Review in a distribution report on Form 10-D in accordance with the terms of the Asset Representations Review Agreement; and

(iii)          an Asset Representations Review will be considered completed only at such time as Transferor, on behalf of Issuer, includes a summary of the Asset Representations Reviewer’s final report setting forth the findings of its Asset Representations Review in a distribution report on Form 10-D in accordance with the terms of the Asset Representations Review Agreement.

(f)            Cooperation with Asset Representations Reviewer. Each of Indenture Trustee, Transferor, Servicer and Issuer hereby agrees to cooperate with Asset Representations Reviewer in the event an Asset Representations Review is commenced pursuant to this Section 4.18 and the Asset Representations Review Agreement and shall provide Asset Representations Reviewer with any documents or other information in its possession that is reasonably requested by Asset Representations Reviewer in connection with the Asset Representations Review.

(g)           Procedures following Completion of Asset Representations Review. Upon completion of an Asset Representations Review undertaken in accordance with the terms of the Asset Representations Review Agreement, Transferor will review Asset Representations Reviewer’s findings and conclusions in its report relating to the Asset Representations Review and make a determination whether any non-compliance with Pool Asset Representations identified in such report constitutes a breach of any contractual provision in the Transfer and Servicing Agreement or the Receivables Purchase Agreement, as applicable. If Transferor determines that such breach has occurred, it will provide written notice of such breach to Servicer, Indenture Trustee, Owner Trustee, RPA Seller, if applicable, and each Enhancement Provider, if any.

(h)           Resignation or Termination of Asset Representations Reviewer. If Asset Representations Reviewer gives notice of its intent to resign or Servicer terminates the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement or if a vacancy exists in the office of the Asset Representation Reviewer for any reason, (the Asset Representations Reviewer in such event being referred to as the retiring Asset Representations Reviewer), Servicer shall engage and Issuer shall appoint a successor Asset Representations Reviewer in accordance with the provisions of the Asset Representations Review Agreement.

(i)             Expenses of Indenture Trustee; No Agency Relationship. Any expenses incurred by Indenture Trustee in connection with a petition, a vote or an Asset Representations Review shall be subject to reimbursement pursuant to Section 6.07 of the Indenture. For the avoidance of doubt, nothing in this Indenture Supplement should be construed to require Indenture Trustee to monitor the obligations or the actions of Asset Representations Reviewer or hold Indenture Trustee liable for the performance of Asset Representations Reviewer or the failure of Asset Representations Reviewer to perform any obligation, duty or agreement in the manner or on the day required to be performed by Asset Representations Reviewer under the Asset Representations Review Agreement.

Section 4.19. Appointment of Asset Representations Reviewer. Pursuant to the Asset Representations Review Agreement, Servicer has engaged and Issuer has appointed FTI Consulting, Inc., a Maryland corporation, as the Asset Representations Reviewer to perform the obligations of the Asset Representations Reviewer set forth therein and herein, respectively. Issuer hereby represents and warrants that the Asset Representations Reviewer (a) is not an Affiliate of FNBO, Transferor, Indenture Trustee or Owner Trustee and (b) has not been hired by FNBO to perform any pre-closing due diligence work relating to the Receivables.

Section 4.20. Dispute Resolution.

(a)            Notice of the Requesting Party to Refer Matter to Third-Party Mediation or Third-Party Arbitration.

(i)             Repurchase Request Relating to the Transfer and Servicing Agreement. If any Receivable is subject to repurchase by Transferor pursuant to Section 2.04 of the Transfer and Servicing Agreement and such repurchase is not resolved in accordance with the terms of the Transfer and Servicing Agreement, then Indenture Trustee (at the direction of any Series 20[•]-[•] Noteholder or any Verified Note Owner), any Series 20[•]-[•] Noteholder or any Verified Note Owner (a “Requesting Party”) may submit, to Transferor (a “Representing Party”), a written notice that the Representing Party is obligated to repurchase the Receivable due to an alleged breach of a representation and warranty (a “TSA “Repurchase Request”) and if such TSA Repurchase Request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the Representing Party’s receipt of such TSA Repurchase Request, then the Requesting Party shall have the right to refer the matter, at its discretion, to either third-party mediation (including non-binding arbitration) or third-party binding arbitration and the Representing Party agrees to participate in the dispute resolution method selected by the Requesting Party.

(ii)            Repurchase Request Relating to the Receivables Purchase Agreement. If any Receivable is subject to repurchase by RPA Seller pursuant to Section 6.01 or Section 6.02 of the Receivables Purchase Agreement, as applicable, and such repurchase is not resolved in accordance with the terms of the Receivables Purchase Agreement, then Transferor, Indenture Trustee (at the direction of any Series 20[•]-[•] Noteholder or any Verified Note Owner), any Series 20[•]-[•] Noteholder or any Verified Note Owner (a “Requesting Party”) may submit to RPA Seller (a “Representing Party”), a written notice that the Representing Party is obligated to repurchase the Receivable due to an alleged breach of a representation and warranty (a “RPA Repurchase Request”) and if such RPA Repurchase Request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the Representing Party’s receipt of such RPA Repurchase Request, then the Requesting Party shall have the right to refer the matter, at its discretion, to either third-party mediation (including non-binding arbitration) or third-party binding arbitration and the Representing Party agrees to participate in the dispute resolution method selected by the Requesting Party.

For the purposes of this Section 4.20, clauses (iii), (iv), (v) and (vi) of paragraph (a) of this Section 4.20, paragraph (b) of this Section 4.20, paragraph (c) of this Section 4.20 and paragraph (d) of this Section 4.20 apply to Section 4.20(a)(i) and (ii), as applicable. Hereafter, the defined term “Repurchase Request” refers to either a TSA Repurchase Request or a RPA Repurchase Request, as the context requires.

(iii)           At the end of the 180-day period described above, the Representing Party may provide notice informing the Requesting Party of the status of its Repurchase Request or, in the absence of such notice, the Requesting Party may presume its Repurchase Request remains unresolved.

(iv)           The Requesting Party must provide written notice of its intention to refer the matter to either third-party mediation (including non-binding arbitration) or third-party binding arbitration to the Representing Party within 30 calendar days following such 180th day.

(v)           Dispute resolution to resolve repurchase obligations will be available to the Requesting Party regardless of whether the requisite percentage of Noteholders voted to direct an Asset Representations Review or whether the Delinquency Trigger has occurred.

(vi)           To the extent a Series 20[•]-[•] Note Owner is a Requesting Party, the Series 20[•]-[•] Note Owner must be a Verified Note Owner. The Series 20[•]-[•] Note Owner shall submit a copy of its Repurchase Request and the verification documentation specified in Article II of this Indenture Supplement under the defined term “Verified Note Owner” to Indenture Trustee. Indenture Trustee shall confirm that the Note Owner has provided Indenture Trustee with evidence that it is a Verified Note Owner and shall provide such evidence to the Issuer.

(b)           Provisions Applicable to Third-Party Mediation. If the Requesting Party selects third-party mediation as the resolution method, the following provisions apply:

(i)             The mediation will be administered by the AAA pursuant to the Rules. However, if any of the Rules are inconsistent with the procedures applicable to third-party mediation or third-party arbitration in this Section 4.20, the procedures in this Section 4.20 shall control.

(ii)            The mediator must be a Qualified Dispute Resolution Professional. Upon being supplied a list, by the AAA, of at least ten potential mediators that are each Qualified Dispute Resolution Professionals, each of the Requesting Party and the Representing Party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference. The AAA will select the mediator from the remaining potential mediators on the list, respecting the preference choices of the parties to the extent possible.

(iii)           Each of the Requesting Party and the Representing Party will use commercially reasonable efforts to begin the mediation within 10 Business Days of the selection of the mediator and to conclude the mediation within 30 days of the start of the mediation.

(iv)          The fees and expenses of the mediation (including the fees of the mediator and reasonable attorneys’ fees of the parties) will be allocated as mutually agreed by the Requesting Party and the Representing Party as part of the mediation.

(v)           A failure by the Requesting Party and the Representing Party to resolve the disputed matter through mediation shall not preclude either party from seeking a resolution through the initiation of a judicial proceeding in a court of competent jurisdiction, subject to Section 4.20(d) below.

(c)           Provisions Applicable to Third-Party Arbitration. If the Requesting Party selects third-party arbitration as the resolution method, the following provisions will apply:

(i)             The arbitration will be held in accordance with the United States Arbitration Act, notwithstanding any choice of law provision in the Indenture, and under the auspices of the AAA and in accordance with the Rules. However, if any of the Rules are inconsistent with the procedures applicable to third-party arbitration in this Section 4.20, the procedures in this Section 4.20 shall control.

(ii)             If the Repurchase Request involves the repurchase of an aggregate amount of Receivables of less than five percent (5%) of the total Principal Receivables in the Trust as of the date of the Repurchase Request, a single arbitrator will be used. That arbitrator must be a Qualified Dispute Resolution Professional. Upon being supplied a list of at least ten potential arbitrators that are each Qualified Dispute Resolution Professionals by the AAA, each of the Requesting Party and the Representing Party (as defined below) will have to the right to exercise two peremptory challenges within 14 days and to rank the remaining potential arbitrators in order of preference. The AAA will select the arbitrator from the remaining potential arbitrators on the list, respecting the preference choices of the parties to the extent possible.

(iii)           If the Repurchase Request involves the repurchase of an aggregate amount of Receivables equal to or in excess of five percent (5%) of the total Principal Receivables in the Trust as of the date of the Repurchase Request, a three-arbitrator panel will be used. The arbitral panel will consist of three Qualified Dispute Resolution Professionals, (a) one to be appointed by the Requesting Party within five Business Days of providing notice to the Representing Party of its selection of arbitration, (b) one to be appointed by the Representing Party within five Business Days of the Requesting Party’s appointment of an arbitrator, and (c) the third arbitrator, who will preside over the arbitral panel, to be chosen by the two party-appointed arbitrators, within five Business Days of the Representing Party’s appointment of an arbitrator. If any party fails to appoint an arbitrator or the two party-arbitrators fail to appoint a third within the relevant time periods, then the appointments will be made by the AAA pursuant to the Rules.

(iv)           Each arbitrator selected for any arbitration will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time the arbitration is initiated. Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule. Any arbitrator selected may be removed by the AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(v)            The Requesting Party and Representing Party each agree that it is their intention that after consulting with the parties, the arbitrator or arbitral panel, as applicable, will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 30 days after the appointment of the arbitrator or arbitral panel, as applicable. The arbitrator or the arbitral panel, as applicable, will have the authority to schedule, hear and determine any and all motions, including dispositive and discovery motions, in accordance with New York law then in effect (including prehearings and post hearing motions), and will do so on the motion of any party to the arbitration. Notwithstanding any other discovery that may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be limited to the following discovery in the arbitration:

(A)            Consistent with the expedited nature of arbitration, the Requesting Party and the Representing Party will, upon the written request of the other party, promptly provide the other with copies of documents relevant to the issues raised by any claim or counterclaim on which the producing party may rely in support of or opposition to the claim or defense.

(B)            At the request of a party, the arbitrator or the arbitral panel, as applicable, shall have the discretion to order examination by deposition of witnesses to the extent the arbitrator or the arbitral panel deems such additional discovery relevant and appropriate. Depositions shall be limited to a maximum of three (3) per party and shall be held within thirty (30) calendar days of the making of the request. Additional depositions may be scheduled only with the permission of the arbitrator or the arbitral panel, and for good cause shown. Each deposition shall be limited to a maximum of three (3) hours duration. All objections are served for the arbitration hearing except for objections based on privilege and proprietary or confidential information.

(C)            Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrator or the arbitral panel, which determination shall be conclusive.

(D)            All discovery shall be completed within sixty (60) calendar days following the appointment of the arbitrator or the arbitral panel, as applicable; provided, that the arbitrator or the arbitral panel, as applicable, will have the ability to grant the parties, or either of them, additional discovery to the extent the arbitrator or the arbitral panel, as applicable, determines good cause is shown that such additional discovery is reasonable and necessary.

(vi)            The Requesting Party and the Representing Party each agree that it is their intention that the arbitrator or the arbitral panel, as applicable, will resolve the dispute in accordance with the terms of the Transfer and Servicing Agreement or the Receivables Purchase Agreement, as applicable, and may not modify the Transfer and Servicing Agreement or the Receivables Purchase Agreement, as applicable, in any way. The arbitrator or the arbitral panel, as applicable, will not have the power to award punitive damages or consequential damages in any arbitration conducted. The Requesting Party and the Representing Party each agree that in its final determination, the arbitrator or the arbitral panel, as applicable, will determine and award the costs of the arbitration (including the fees of the arbitrator or the arbitral panel, as applicable, the cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator or the arbitral panel, as applicable, in its reasonable discretion. For the avoidance of doubt, in no event will Indenture Trustee (when acting as Requesting Party at the direction of Series 20[•]-[•] Noteholders) be liable in its individual capacity for such costs. The determination of the arbitrator or the arbitral panel, as applicable, must be consistent with Sections 4.03 and 9.13 of the Transfer and Servicing Agreement or Sections 6.01 or 6.02, as applicable, of the Receivables Purchase Agreement, as the case may be, and will be in writing and counterpart copies will be promptly delivered to the parties. The determination of the arbitrator or the arbitral panel, as applicable, may be reconsidered once by the arbitrator or the arbitral panel, as applicable, upon the motion and at the expense of either party. Following that single reconsideration, the determination of the arbitrator or the arbitral panel, as applicable, will be final and non-appealable and may be entered in and may be enforce in, any court of competent jurisdiction, except in the case of fraud or corruption of the process.

(vii)          By selecting third-party binding arbitration, the Requesting Party is giving up the right to sue in court, including the right to trial by jury.

(viii)         No Person may bring a putative or certified class action to arbitration.

(d)            Provisions Applicable to Third-Party Mediations and Third-Party Arbitrations. The following provisions will apply to both third-party mediations and third party arbitrations:

(i)             Any mediation or arbitration will be held in New York, New York.

(ii)            Notwithstanding the dispute resolution provisions in this Section 4.21, the parties will have the right to seek a temporary restraining order, a preliminary injunction or attachment order from a competent court of law, provided such relief would otherwise be available by law.

(iii)           The details and/or the existence of any unfulfilled Repurchase Request, any informal meetings, mediations or arbitration proceedings, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled repurchase request, and any discovery undertaken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding; provided, however, that any discovery taken in connection with any arbitration will be admissible in that particular arbitration. Such information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with the related resolution procedure), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information. Any third party who receives confidential information (other than a governmental regulatory body) must, at the conclusion of the proceedings, submit an affidavit that all such confidential information and any copies thereof were destroyed in a manner to protect such information from any subsequent disclosure.

Section 4.21. Investor Communication.

(a)            Following receipt of a written request by either Issuer or Indenture Trustee during any Monthly Period (or receipt of written notice from Transferor that Transferor has received such a written request) from a Series 20[•]-[•] Noteholder or a Series 20[•]-[•] Note Owner (subject to the provisions of Section 4.22(b)) seeking to communicate with other Noteholders or Note Owners regarding the exercising their contractual rights under the terms of the Transaction Documents, either Issuer or Indenture Trustee shall provide a copy of the request to the other and Indenture Trustee shall notify Transferor of any such request received by Issuer or Indenture Trustee. Issuer shall cause Transferor to include in the distribution report on Form 10-D relating to the Monthly Period in which the request was received: (a) the name of the Series 20[•]-[•] Noteholder or Series 20[•]-[•] Note Owner, as applicable, delivering such request; (b) the date upon which the request was received; (c) a statement to the effect that Issuer, Indenture Trustee or Transferor, as applicable, has in fact received such a request from a Series 20[•]-[•] Noteholder or a Series 20[•]-[•] Note Owner, as applicable, and that such Series 20[•]-[•] Noteholder or Series 20[•]-[•] Note Owner, as applicable, is interested in communicating with other Noteholders or Note Owners with regard to the possible exercise of rights under the Transaction Documents; and (d) a description of the method that other Noteholders or Note Owners may use to contact the requesting Series 20[•]-[•] Noteholder or Series 20[•]-[•] Note Owner, as applicable.

(b)            If Issuer, Indenture Trustee or Transferor receives such request from a Series 20[•]-[•] Note Owner, each of Issuer, Indenture Trustee and Transferor are entitled to verify that such Series 20[•]-[•] Note Owner is a Verified Note Owner prior to Transferor’s inclusion of any request from such Series 20[•]-[•] Note Owner in any distribution report on Form 10-D. Such Series 20[•]-[•] Note Owner shall submit the verification documents specified in Article II of this Indenture Supplement under the defined term “Verified Note Owner” to Indenture Trustee. Indenture Trustee shall confirm that the Note Owner has provided Indenture Trustee with evidence that it is a Verified Note Owner and shall provide such evidence to the Issuer. All expenses relating to investor communication requests shall be paid by the Servicer from its own funds.

ARTICLE V

Delivery of Notes; Distributions; Reports to Noteholders

Section 5.01. Delivery and Payment for the Series 20[•]-[•] Notes. Issuer shall execute and issue, and Indenture Trustee shall authenticate, the Series 20[•]-[•] Notes in accordance with Section 2.03 of the Indenture. Indenture Trustee shall deliver the Series 20[•]-[•] Notes to or upon the written order of Issuer when so authenticated.

Section 5.02. Distributions.

(a)            On each Distribution Date, Indenture Trustee shall distribute to each Class A Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class A Noteholder’s pro rata share of the amounts on deposit in the Distribution Account that are allocated and available on such Distribution Date and that are payable to the Class A Noteholders pursuant to this Indenture Supplement.

(b)            On each Distribution Date, Indenture Trustee shall distribute to each Class B Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class B Noteholder’s pro rata share of the amounts on deposit in the Distribution Account that are allocated and available on such Distribution Date and that are payable to the Class B Noteholders pursuant to this Indenture Supplement.

(c)            On each Distribution Date, Indenture Trustee shall distribute to each Class C Noteholder of record on the related Record Date (other than as provided in Section 11.02 of the Indenture) such Class C Noteholder’s pro rata share of the amounts on deposit in the Distribution Account (including amounts withdrawn from the Spread Account at the times and in the amounts specified in Section 4.11) that are allocated and available on such Distribution Date and that are payable to the Class C Noteholders pursuant to this Indenture Supplement.

(d)            The distributions to be made pursuant to this Section 5.02 are subject to the provisions of Sections 6.01 and 7.01 of the Transfer and Servicing Agreement, Section 11.02 of the Indenture and Section 7.01 of this Indenture Supplement.

(e)            Except as provided in Section 11.02 of the Indenture with respect to a final distribution, distributions to Series 20[•]-[•] Noteholders hereunder shall be made by (i) check mailed to each Series 20[•]-[•] Noteholder (at such Noteholder’s address as it appears in the Note Register), except that for any Series 20[•]-[•] Notes registered in the name of the nominee of a Clearing Agency, such distribution shall be made by wire transfer of immediately available funds and (ii) without presentation or surrender of any Series 20[•]-[•] Note or the making of any notation thereon.

Section 5.03. Reports and Statements to Series 20[•]-[•] Noteholders.

(a)            The Indenture Trustee shall make the statement substantially in the form of Exhibit C prepared by Servicer publicly available to the Series 20[•]-[•] Note Owners on its internet website. The Indenture Trustee’s website shall be initially located at https://pivot.usbank.com or at such other address as shall be specified by the Indenture Trustee to the Series 20[•]-[•] Noteholders, the parties to the Transaction Documents and the Issuer (who shall promptly notify the same to the Rating Agencies, if any). Prior to obtaining access to the Indenture Trustee’s website, the Indenture Trustee may require each Series 20[•]-[•] Note Owner to register with the Indenture Trustee using an electronic form available on the website. As part of the registration process, each Series 20[•]-[•] Note Owner may be required to accept such terms, conditions and disclaimers and provide such certifications as the Indenture Trustee may, from time to time, require in accordance with its policies and procedures. The Indenture Trustee will make no representations or warranties as to the accuracy or completeness of information provided by it that was based, in whole or in part, on information received from third parties, and will assume no responsibility for such information. The Indenture Trustee shall not be liable for the dissemination of information in accordance with the terms of this Indenture Supplement. The Indenture Trustee will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting. In addition, the Indenture Trustee may disclaim responsibility for any information for which it is not the original source. Assistance in using the Indenture Trustee’s website may be obtained by calling its customer service desk at (866) 252-4360 and any Series 20[•]-[•] Noteholder or Series 20[•]-[•] Note Owner with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

(b)            Not later than the second Business Day preceding each Distribution Date, Servicer shall deliver to Owner Trustee, Indenture Trustee, Paying Agent, any Enhancement Provider and each Rating Agency (i) a statement substantially in the form of Exhibit B prepared by Servicer and (ii) a certificate of an Authorized Officer substantially in the form of Exhibit D; provided that Servicer may amend the form of Exhibit B from time to time, with the prior written consent of Indenture Trustee and provided further, that the information set forth in Section III of Exhibit B may be provided once for all outstanding Series.

(c)            A copy of each statement provided pursuant to paragraph (a) may be obtained by any Series 20[•]-[•] Noteholder by a request in writing to Servicer.

(d)            On or before January 31 of each calendar year, beginning with January 31, 20[•], Indenture Trustee shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 20[•]-[•] Noteholder, a statement prepared by Servicer containing the information which is required to be contained in the statement to Series 20[•]-[•] Noteholders, as set forth in paragraph (a) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 20[•]-[•] Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of Indenture Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by Servicer pursuant to any requirements of the Code as from time to time in effect.

Section 5.04. [Annual Servicer’s Certificate.

(a)            For as long as Transferor is required to report under the Exchange Act and in order to comply with Item 1122(d) and Item 1123 of Regulation AB, respectively, Servicer will provide the Servicing Criteria Compliance Report pursuant to Section 3.05(b) of the Transfer and Servicing Agreement and the Servicer Compliance Certificate pursuant to Section 3.05 (a) of the Transfer and Servicing Agreement. To the extent Servicer is not obligated to provide the Servicing Criteria Compliance Report and the Servicer Compliance Certificate under the Transfer and Servicing Agreement, Servicer may, at its option, continue to provide the Servicing Criteria Compliance Report and the Servicer Compliance Certificate, each, in the time and manner specified in Section 3.05 of the Transfer and Servicing Agreement or Servicer may provide, on an annual basis, the certificate described in paragraph (b) of this Section 5.04.

(b)            On or before March 31 of each calendar year, Servicer will deliver to the Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency an Officer’s Certificate stating that (a) a review of the activities of Servicer during the 12-month period ending on December 31 of the prior calendar year, and of its performance under the Transfer and Servicing Agreement was made under the supervision of the officer signing such certificate, (b) to the best of such officer’s knowledge based on such review, Servicer has fully performed all its obligations under the Transfer and Servicing Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof, (c) during such period, for each outstanding Series, Servicer prepared the monthly items required by Section 3.04(b) of the Transfer and Servicing Agreement and each other monthly report required by the applicable Indenture Supplement in accordance with Section 3.04(b) of the Transfer and Servicing Agreement and the applicable provisions of each such Indenture Supplement, (d) the amounts included in such reports agree with the computer records of Servicer and (e) the calculated amounts included in such reports are mathematically correct and made in accordance with the applicable definitions in the Transfer and Servicing Agreement and the other applicable Transaction Documents (the “Annual Servicer Certificate.”) A copy of the Annual Servicer Certificate may be obtained by any Series 20[•]-[•] Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.]

Section 5.05. [Annual Independent Accountants Servicing Report.

(a)            For as long as Transferor is required to report under the Exchange Act and in order to comply with Item 1123 of Regulation AB, Servicer shall, pursuant to Section 3.06(a) of the Transfer and Servicing Agreement, provide to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency, a copy of the attestation report specified in Section 3.06(a) of the Transfer and Servicing Agreement. To the extent Servicer is not obligated to provide an attestation report under the Transfer and Servicing Agreement, Servicer may, at its option, continue to provide such attestation report, in the time and manner specified in Section 3.06(a) of the Transfer and Servicing Agreement or Servicer may provide, on an annual basis, the accountants servicing report described in paragraph (b) of this Section 5.05.

(b)            On or before March 31 of each fiscal year, Servicer shall provide to Indenture Trustee, Owner Trustee, any Enhancement Provider and each Rating Agency, a copy of the report required by 12 C.F.R. § 363.3(b) (or any comparable successor regulation) from a firm of nationally recognized independent certified public accountants (who may also render other services to Servicer or Transferor) to the effect that, in accordance with attestation standards established by the American Institute of Certified Public Accountants, such firm has examined Servicer’s assertion that it maintained effective internal accounting controls during the preceding calendar year, and that such firm is of the opinion that Servicer’s assertion is fairly stated in all material respects, based on the criteria established in “Internal Control–Integrated Framework” issued by the Committee of Sponsoring Organizations of the Treadway Commission. A copy of such report may be obtained by any Series 20[•]-[•] Noteholder by a request in writing to Indenture Trustee addressed to the Corporate Trust Office.]

ARTICLE VI

Series 20[•]-[•] Pay Out Events

If any one of the following events shall occur with respect to the Series 20[•]-[•] Notes:

(a)            failure on the part of Transferor (i) to make any payment or deposit required to be made by it by the terms of the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement on or before the date occurring five (5) Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform in any material respect any other of its covenants or agreements set forth in the Transfer and Servicing Agreement, the Indenture or this Indenture Supplement, which failure has a material adverse effect on the Series 20[•]-[•] Noteholders which continues unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Transferor by Indenture Trustee, or to Transferor and Indenture Trustee by Holders of Series 20[•]-[•] Notes evidencing more than 25% of the Note Principal Balance and which continues to materially and adversely affect the interests of the Series 20[•]-[•] Noteholders;

(b)            any representation or warranty made by Transferor under the Transfer and Servicing Agreement, or any supplement to either of them, shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Transferor by Indenture Trustee, or to Transferor and Indenture Trustee by Holders of Series 20[•]-[•] Notes evidencing more than 25% of the Note Principal Balance and as a result of which the interests of the Noteholders are materially and adversely affected and continue to be materially and adversely affected for such period; provided, however, that a Series 20[•]-[•] Pay Out Event pursuant to this paragraph (b) of Article VI shall not be deemed to have occurred hereunder if Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period in accordance with the provisions of the Transfer and Servicing Agreement;

(c)            a failure by Transferor under the Transfer and Servicing Agreement to convey Receivables arising under Additional Accounts to the Trust within five  Business Days after the day on which it is required to convey such Receivables pursuant to Section 2.06(a) of the Transfer and Servicing Agreement provided that such failure shall not give rise to a Pay Out Event if, prior to the date on which such conveyance was required to be completed, Transferor causes a reduction in the invested amount of any Variable Interest to occur, so that, after giving effect to that reduction, the Transferor Interest is not less than the Minimum Transferor Interest and the Aggregate Principal Receivables are not less than the Minimum Aggregate Principal Receivables;

(d)            any Servicer Default shall occur that would have a material adverse effect on the Series 20[•]-[•] Noteholders;

(e)            the Portfolio Yield averaged over three consecutive Monthly Periods is less than the Base Rate averaged over such period;

(f)            the Note Principal Balance shall not be paid in full on the Expected Principal Payment Date;

(g)            without limiting the foregoing, the occurrence of an Event of Default with respect to Series 20[•]-[•] pursuant to Section 5.02 of the Indenture and acceleration of the maturity of the Series 20[•]-[•] Notes pursuant to Section 5.03 of the Indenture; or

(h)            the occurrence of a Trust Pay Out Event as defined in the Indenture;

then, in the case of any event described in paragraphs (a), (b) or (d) of this Article VI, after the applicable grace period, if any, set forth in such paragraphs, either Indenture Trustee or the holders of Series 20[•]-[•] Notes evidencing more than 50% of the aggregate unpaid principal amount of Series 20[•]-[•] Notes by notice then given in writing to Transferor and Servicer (and to Indenture Trustee if given by the Series 20[•]-[•] Noteholders) may declare that a “Series Pay Out Event” with respect to Series 20[•]-[•] (a “Series 20[•]-[•] Pay Out Event”) has occurred as of the date of such notice, and, in the case of any event described in paragraphs (c), (e), (f), (g) or (h) of this Article VI, a Series 20[•]-[•] Pay Out Event shall occur without any notice or other action on the part of Indenture Trustee or the Series 20[•]-[•] Noteholders immediately upon the occurrence of such event.

ARTICLE VII

Redemption;
Final Distributions; Series Termination

Section 7.01. Optional Redemption of Series 20[•]-[•] Notes; Final Distributions.

(a)            On any day occurring on or after the date on which the outstanding principal balance of the Series 20[•]-[•] Notes is reduced to 10% or less of the initial Note Principal Balance of the Series 20[•]-[•] Notes, Servicer shall have the option to direct Transferor to redeem the Series 20[•]-[•] Notes, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day. This option shall not be exercisable if the purchase price (reduced by the amount on deposit in the Principal Accumulation Account available for distribution to Noteholders) exceeds the lesser of the estimated fair value, or the par value plus accrued interest, of a portion of the Receivables in Eligible Accounts then designated to the Trust equal to the Collateral Amount.

(b)            Servicer shall give Indenture Trustee at least thirty (30) days’ prior written notice of the date on which Servicer intends to direct Transferor to make such optional redemption. Not later than 12:00 noon, New York City time, on such day Transferor shall deposit into the Finance Charge Account and Principal Account, as applicable, in immediately available funds the excess of the Reassignment Amount over the amount, if any, on deposit in the Principal Accumulation Account. Such redemption option is subject to payment in full of the Reassignment Amount. Following such deposit into the Finance Charge Account and Principal Account in accordance with the foregoing, the Collateral Amount for Series 20[•]-[•] shall be reduced to zero and the Series 20[•]-[•] Noteholders shall have no further security interest in the Receivables. The Reassignment Amount shall be distributed as set forth in paragraph (d) of this Section 7.01.

(c)            The amount to be paid by Transferor with respect to Series 20[•]-[•] in connection with a reassignment of Receivables to Transferor pursuant to Section 2.04(e) of the Transfer and Servicing Agreement shall equal the Reassignment Amount for the Distribution Date related to the Reassignment Date.

(d)            With respect to (a) the Reassignment Amount deposited into the Finance Charge Account and Principal Account pursuant to this Section 7.01 or (b) the proceeds of any sale of Receivables pursuant to Section 5.05(a)(iii) of the Indenture with respect to Series 20[•]-[•], Indenture Trustee shall, in accordance with the written direction of Servicer, not later than 12:00 noon, New York City time, on the related Distribution Date, make distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Note Principal Balance on such Distribution Date will be distributed to the Class A Noteholders and (y) an amount equal to the sum of (A) Class A Monthly Interest Payment for such Distribution Date, (B) any Class A Interest Shortfall for such Distribution Date and (C) the amount of Class A Default Interest, if any, for such Distribution Date and any Class A Default Interest previously due but not distributed to the Class A Noteholders on any prior Distribution Date, will be distributed to the Class A Noteholders, (ii) (x) the Class B Note Principal Balance on such Distribution Date will be distributed to the Class B Noteholders and (y) an amount equal to the sum of (A) Class B Monthly Interest Payment for such Distribution Date, (B) any Class B Interest Shortfall for such Distribution Date and (C) the amount of Class B Default Interest, if any, for such Distribution Date and any Class B Default Interest previously due but not distributed to the Class B Noteholders on any prior Distribution Date, will be distributed to the Class B Noteholders, (iii) (x) the Class C Note Principal Balance on such Distribution Date will be distributed to the Class C Noteholders and (y) an amount equal to the sum of (A) Class C Monthly Interest Payment for such Distribution Date, (B) any Class C Interest Shortfall for such Distribution Date, (C) the amount of Class C Default Interest, if any, for such Distribution Date and any Class C Default Interest previously due but not distributed to the Class C Noteholders on any prior Distribution Date will be distributed to the Class C Noteholders and (iv) any excess shall be released to Issuer.

Section 7.02. Series Termination. On the Series 20[•]-[•] Final Maturity Date, the unpaid principal amount of the Series 20[•]-[•] Notes shall be due and payable, and the right of the Series 20[•]-[•] Noteholders to receive payments from Issuer will be limited solely to the right to receive payments pursuant to Section 5.05 of the Indenture. References to the Series Termination Date in Articles IV and V of the Indenture shall be deemed to be references to the Series 20[•]-[•] Final Maturity Date.

ARTICLE VIII

Miscellaneous Provisions

Section 8.01. Ratification of Indenture; Amendments. As supplemented by this Indenture Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Indenture Supplement shall be read, taken and construed as one and the same instrument. This Indenture Supplement may be amended only by a Supplemental Indenture entered in accordance with the terms of Section 10.01 or 10.02 of the Indenture. For purposes of the application of Section 10.02 of the Indenture to any amendment of this Indenture Supplement, the Series 20[•]-[•] Noteholders shall be the only Noteholders whose vote shall be required. Notwithstanding the provisions of Section 10.02 of the Indenture and Section 9.01(b) of the Transfer and Servicing Agreement, this Indenture Supplement may be amended to increase the Series Servicing Fee Percentage with the consent of the Holders of Notes representing more than 66⅔% of the principal balance of each Class of the Outstanding Series 20[•]-[•] Notes and upon compliance with the other provisions of such sections, as applicable, including satisfaction of the Series Rating Agency Condition.

Section 8.02. Amendments to Asset Representations Review Agreement. The Indenture Trustee and each Series 20[•]-[•] Noteholder, by its acceptance of a Series 20[•]-[•] Note, acknowledge that RPA Seller, Transferor, Servicer, Issuer and the Asset Representations Reviewer may amend the Asset Representations Review Agreement, including the content of any exhibit or schedule to the Asset Representations Review Agreement, without the consent of the Indenture Trustee or any Holders of the Series 20[•]-[•] Notes; provided that such amendment shall not, in the reasonable belief of Transferor, adversely affect in any material respect the interests of the Series 20[•]-[•] Noteholders or Indenture Trustee (as evidenced by an Officer’s Certificate of Transferor delivered to Servicer and Indenture Trustee).

Section 8.03. Form of Delivery of the Notes. The Class A Notes[, the Class B Notes and the Class C Notes] shall be Book-Entry Notes and shall be delivered as Registered Notes to U.S. Bank Trust Company, National Association, as agent for [DTC, Clearstream and Euroclear Bank S.A./N.V.,] as provided in Sections 2.01, 2.03 and 2.12 of the Indenture. [The Class B Notes [and the Class C Notes] shall be Definitive Notes and shall be registered in the Note Register in the name of the purchaser or purchasers identified in the applicable Note Purchase Agreement.]

Section 8.04. Counterparts. This Indenture Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 8.05. Governing Law. THIS INDENTURE SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.06. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Indenture Supplement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company, in its individual capacity, have any liability in respect of the representations, warranties, or obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Indenture Supplement and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 8.07. Rights of Indenture Trustee. For the avoidance of doubt, the Indenture Trustee undertakes to perform only such duties as are specifically set forth in this Indenture Supplement, the Indenture and the other Transaction Documents and as such, shall have no obligation or responsibility to monitor or enforce compliance with Regulation RR, nor shall it be liable to any Person for any violation of Regulation RR; provided, that nothing in this Section 8.07 shall alter the Indenture Trustee’s duties, obligations or standard of care as set forth in the Indenture, this Indenture Supplement and the other Transaction Documents. Indenture Trustee shall have herein the same rights, protections, indemnities and immunities as specified in the Indenture.

Section 8.08. Additional Requirements for Registration of and Limitations on Transfer and Exchange of Notes. [All transfers will be subject to the transfer restrictions set forth in the Notes.]

(a)            All transfers will be subject to the transfer restrictions set forth in the Notes, as set forth as Exhibits A-1, A-2 and A-3, as applicable. The [Class B Notes and Class C Notes] [Class C Notes] may be subject to additional transfer restrictions as set forth in the [applicable] Note Purchase Agreement.

(b)            The [Class B Notes and Class C Notes] [Class C Notes] have not been, and will not be, registered under the Securities Act or any state securities law. The [Class B Notes and the Class C Notes] [Class C Notes] will be offered and sold only to “accredited investors,” as defined in Rule 501 promulgated under the Securities Act, purchasing for their own accounts or to an “accredited investor” purchasing for a single account (which is an institutional “accredited investor”) as to which the purchaser exercises sole investment discretion. No reoffer, resale, pledge or other transfer of any [Class B Notes and Class C Notes] [Class C Notes] or any interest therein or participation thereof subsequent to the initial purchase from the Transferor will be made unless such resale or transfer is made pursuant to Rule 144A under the Securities Act to a Person whom the seller of the [Class B Notes or Class C Notes] [Class C Notes] reasonably believes is a QIB purchasing for its own account or a QIB purchasing for the account of a QIB, whom the seller has informed, in each case, that the reoffer, resale, pledge or other transfer is being made in reliance Rule 144A and Transferor delivers to Indenture Trustee a Certificate in the form of Exhibit E.]

Section 8.09. Notices to Rating Agencies and Indenture Trustee. (a) Where this Indenture Supplement, the Indenture or any other Transaction Agreement provides for notice to the Rating Agencies, such notice shall be sufficiently given to each Rating Agency (unless otherwise herein or therein expressly provided) if in writing and mailed by first class mail, postage prepaid, or delivered by a national overnight courier service, or delivered by facsimile transmission to such mailing address or facsimile number as may be provided by such Rating Agency.

(b)            Where this Indenture Supplement, the Indenture or any other Transaction provides for notice to the Indenture Trustee, such notice shall be sufficient for every purpose thereunder or hereunder if made, given, furnished or filed, in writing, by facsimile transmission, or by courier or overnight delivery to its Corporate Trust Office, or any other address or through other means acceptable to Indenture Trustee previously furnished in writing in accordance with Section 12.04 of the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

FIRST NATIONAL MASTER NOTE TRUST, as Issuer

		By	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By
Name
Title

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By
Name
Title

Acknowledged and Accepted:

FIRST NATIONAL BANK OF OMAHA, as Servicer

By:
Name:
Title:

FIRST NATIONAL FUNDING LLC, as Transferor

By:	First National Funding Corporation,
its Managing Member

By:
Name:
Title:

EXHIBIT A-1

FORM OF
CLASS A ASSET BACKED NOTE, SERIES 20[•]-[•]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST FIRST NATIONAL FUNDING CORPORATION, A NEBRASKA BUSINESS CORPORATION (“FNFC”), TRANSFEROR OR ISSUER, OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST FNFC, TRANSFEROR OR ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE NOTES, THE INDENTURE OR ANY OF THE TRANSACTION DOCUMENTS.

THE HOLDER OF THIS CLASS A NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREES TO TREAT THE CLASS A NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

THE HOLDER OF THIS CLASS A NOTE, BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGES THAT IT IS NOT PART OF THE ISSUER’S “EXPANDED GROUP” WITHIN THE MEANING OF TREASURY REGULATIONS UNDER SECTION 385 OF THE CODE, OR IT HAS OBTAINED AND PROVIDED AN OPINION OF NATIONALLY RECOGNIZED TAX COUNSEL EXPERIENCED IN SUCH MATTERS THAT UNDER THE EXISTING LAW, ITS ACQUISITION OF A NOTE WILL NOT CAUSE SECTION 385 OF THE CODE, AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER, TO APPLY TO THE CLASS A NOTE.

THE HOLDER OF THIS CLASS A NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT ACQUIRING THE NOTE WITH THE PLAN ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY, OR A GOVERNMENTAL PLAN, NON U.S. PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE; OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THE CLASS A NOTE WILL NOT GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A GOVERNMENTAL PLAN, NON U.S. PLAN OR CHURCH PLAN, A NON-EXEMPT VIOLATION OF ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW).

A1-2

REGISTERED	$[•]*
No. [•]	CUSIP NO. [•]
ISIN NO. [•]

FIRST NATIONAL MASTER NOTE TRUST

CLASS A ASSET BACKED NOTE, SERIES 20[•]-[•]

First National Master Note Trust (herein referred to as “Issuer”), a Delaware statutory trust governed by the Second Amended and Restated Trust Agreement dated as of September 23, 2016, for value received, hereby promises to pay to Cede & Co., or registered assigns, subject to the following provisions, the principal sum of [•] DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the [•] [•], 20[•] Distribution Date, except as otherwise provided below or in the Indenture. Issuer will pay interest on the unpaid principal amount of this Note at the Class A Note Interest Rate on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date, from and including the Closing Date to but excluding such Distribution Date. Interest will be computed on the basis of a 360-day year [of twelve 30-day months] [and the actual number of days elapsed]. Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

This Note has been executed by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, in no event shall Wilmington Trust Company, in its individual capacity, have any liability in respect of the obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Note and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

*Denominations of $[100,000][1,000] and integral multiples of $1,000 in excess thereof.

A1-3

IN WITNESS WHEREOF, Issuer has caused this Class A Note to be duly executed.

FIRST NATIONAL MASTER NOTE TRUST, as Issuer

By	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By
Name
Title

Dated: [•] [•], 20[•]

A1-4

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A Notes described in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By
Authorized Signatory
Dated

A1-5

FIRST NATIONAL MASTER NOTE TRUST

CLASS A ASSET BACKED NOTE, SERIES 20[•]-[•]

Summary of Terms and Conditions

This Class A Note is one of a duly authorized issue of Notes of Issuer, designated as First National Master Note Trust, Series 20[•]-[•] (the “Series 20[•]-[•] Notes”), issued under a Second Amended and Restated Master Indenture dated as of September 23, 2016 (the “Master Indenture”), between Issuer and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Indenture Supplement dated as of [•] [•], 20[•] (the “Indenture Supplement”), and representing the right to receive certain payments from Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class B Notes and the Class C Notes will also be issued under the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of Issuer allocated to the payment of this Note for payment hereunder and that neither Owner Trustee nor Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of Indenture Trustee.

THIS CLASS A NOTE REPRESENTS INDEBTEDNESS OF THE ISSUER AND IS LIMITED BY RECOURSE ONLY TO THE COLLATERAL UP TO THE COLLATERAL AMOUNT AND ANY OTHER PORTION OF THE COLLATERAL THAT MAY BE AVAILABLE FOR YOUR SERIES OF NOTES UNDER THE INDENTURE. THIS CLASS A NOTE DOES NOT REPRESENT AN INTEREST IN THE ISSUER AND DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, FIRST NATIONAL BANK OF OMAHA, FIRST NATIONAL FUNDING CORPORATION, FIRST NATIONAL FUNDING LLC, OR ANY OTHER OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or Indenture Trustee shall treat the person in whose name this Class A Note is registered as the owner hereof for all purposes, and neither Issuer, Transferor, Indenture Trustee nor any agent of Issuer, Transferor or Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS A NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A1-6

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                   (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                              attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	**
Signature Guaranteed:

** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A1-7

EXHIBIT A-2

FORM OF
CLASS B ASSET BACKED NOTE, SERIES 20[•]-[•]

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] [FOR USE IF CLASS B NOTE IS A BOOK-ENTRY NOTE.]

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON EXEMPTIONS PROVIDED UNDER THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS UNDER STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AS SET FORTH IN THE NOTE PURCHASE AGREEMENT RELATING HERETO.] [FOR USE IF CLASS B NOTE IS ISSUED AS A DEFINITIVE NOTE AND PRIVATELY PLACED.]

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST FIRST NATIONAL FUNDING CORPORATION, A NEBRASKA BUSINESS CORPORATION (“FNFC”), TRANSFEROR OR ISSUER, OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST FNFC, TRANSFEROR OR ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE NOTES, THE INDENTURE OR ANY OF THE TRANSACTION DOCUMENTS.

THE HOLDER OF THIS CLASS B NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREES TO TREAT THE CLASS B NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

THE HOLDER OF THIS CLASS B NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” DESCRIBED IN SECTION 4975(e)1 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, (III) A GOVERNMENT PLAN, A NON-U.S. PLAN OR CHURCH PLAN, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR OTHER PLAN’S INVESTMENT IN SUCH ENTITY, OR (V) A PERSON INVESTING “PLAN ASSETS” OF ANY SUCH PLAN (INCLUDING, FOR PURPOSES OF CLAUSES (IV) AND (V), ANY INSURANCE COMPANY GENERAL ACCOUNT, BUT EXCLUDING ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

REGISTERED	$[•]*
No. [•]	CUSIP NO.[•]
ISIN NO. [•]

FIRST NATIONAL MASTER NOTE TRUST

CLASS B ASSET BACKED NOTE, SERIES 20[•]-[•]

First National Master Note Trust (herein referred to as “Issuer”), a Delaware statutory trust governed by a Second Amended and Restated Trust Agreement dated as of September 23, 2016, for value received, hereby promises to pay to [Cede & Co.] [•], or registered assigns, subject to the following provisions, the principal sum of [•] DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the [•] [•], 20[•] Distribution Date, except as otherwise provided below or in the Indenture. Issuer will pay interest on the unpaid principal amount of this Note at the Class B Note Interest Rate on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date, from and including the Closing Date to but excluding such Distribution Date. Interest will be computed on the basis of a 360-day year [of twelve 30-day months] [and the actual number of days elapsed]. Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

This Note has been executed by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, in no event shall Wilmington Trust Company, in its individual capacity, have any liability in respect of the obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Note and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

THIS CLASS B NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

* Denominations of $[100,000][1,000] and integral multiples of $1,000 in excess thereof.

A2-2

IN WITNESS WHEREOF, Issuer has caused this Class B Note to be duly executed.

FIRST NATIONAL MASTER NOTE TRUST, as Issuer

By	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By
Name
Title

Dated: [•] [•], 20[•]

A2-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes described in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By
Authorized Signatory
Dated

A2-4

FIRST NATIONAL MASTER NOTE TRUST

CLASS B ASSET BACKED NOTE, SERIES 20[•]-[•]

Summary of Terms and Conditions

This Class B Note is one of a duly authorized issue of Notes of Issuer, designated as First National Master Note Trust, Series 20[•]-[•] (the “Series 20[•]-[•] Notes”), issued under a Second Amended and Restated Master Indenture dated as of September 23, 2016 (the “Master Indenture”), between Issuer and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Indenture Supplement dated as of [•] [•], 20[•] (the “Indenture Supplement”), and representing the right to receive certain payments from Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class A Notes and the Class C Notes will also be issued under the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of Issuer allocated to the payment of this Note for payment hereunder and that neither Owner Trustee nor Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of Indenture Trustee.

THIS CLASS B NOTE REPRESENTS INDEBTEDNESS OF THE ISSUER AND IS LIMITED BY RECOURSE ONLY TO THE COLLATERAL UP TO THE COLLATERAL AMOUNT AND ANY OTHER PORTION OF THE COLLATERAL THAT MAY BE AVAILABLE FOR YOUR SERIES OF NOTES UNDER THE INDENTURE. THIS CLASS B NOTE DOES NOT REPRESENT AN INTEREST IN THE ISSUER AND DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, FIRST NATIONAL BANK OF OMAHA, FIRST NATIONAL FUNDING CORPORATION, FIRST NATIONAL FUNDING LLC, OR ANY OTHER OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or Indenture Trustee shall treat the person in whose name this Class B Note is registered as the owner hereof for all purposes, and neither Issuer, Transferor, Indenture Trustee nor any agent of Issuer, Transferor or Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS B NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A2-5

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                   (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                              attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:	**
Signature Guaranteed:

** The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A2-6

EXHIBIT A-3

FORM OF
CLASS C ASSET BACKED NOTE, SERIES 20[•]-[•]

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] [FOR USE IF CLASS C NOTE IS A BOOK-ENTRY NOTE.]

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON EXEMPTIONS PROVIDED UNDER THE SECURITIES ACT. NO RESALE OR OTHER TRANSFER OF THIS NOTE MAY BE MADE EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE SECURITIES ACT AND ANY APPLICABLE PROVISIONS UNDER STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH PROVISIONS. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AS SET FORTH IN THE NOTE PURCHASE AGREEMENT RELATING HERETO.[ [FOR USE IF THE CLASS C NOTE IS ISSUED AS A DEFINITIVE NOTE AND PRIVATELY PLACED.]

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST FIRST NATIONAL FUNDING CORPORATION, A NEBRASKA BUSINESS CORPORATION (“FNFC”), TRANSFEROR OR ISSUER, OR SOLICIT OR JOIN OR COOPERATE WITH OR ENCOURAGE ANY INSTITUTION IN INSTITUTING AGAINST FNFC, TRANSFEROR OR ISSUER, ANY BANKRUPTCY, REORGANIZATION, ARRANGEMENT, INSOLVENCY OR LIQUIDATION PROCEEDINGS, OR OTHER PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW IN CONNECTION WITH ANY OBLIGATION RELATING TO THE NOTES, THE INDENTURE OR ANY OF THE TRANSACTION DOCUMENTS.

THE HOLDER OF THIS CLASS C NOTE, BY ACCEPTANCE OF THIS NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST THEREIN, AGREES TO TREAT THE CLASS C NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON, OR MEASURED BY, INCOME.

THE HOLDER OF THIS CLASS C NOTE SHALL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), WHICH IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” DESCRIBED IN SECTION 4975(e)1 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), WHICH IS SUBJECT TO SECTION 4975 OF THE CODE, (III) A GOVERNMENT PLAN, A NON-U.S. PLAN OR CHURCH PLAN, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, (IV) AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR OTHER PLAN’S INVESTMENT IN SUCH ENTITY, OR (V) A PERSON INVESTING “PLAN ASSETS” OF ANY SUCH PLAN (INCLUDING, FOR PURPOSES OF CLAUSES (IV) AND (V), ANY INSURANCE COMPANY GENERAL ACCOUNT, BUT EXCLUDING ANY ENTITY REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

REGISTERED	$[•]*
No. [•]	CUSIP NO. [•]
ISIN NO. [•]

FIRST NATIONAL MASTER NOTE TRUST

CLASS C ASSET BACKED NOTE, SERIES 20[•]-[•]

First National Master Note Trust (herein referred to as “Issuer”), a Delaware statutory trust governed by a Second Amended and Restated Trust Agreement dated as of September 23, 2016, for value received, hereby promises to pay to [Cede & Co.] [•], or registered assigns, subject to the following provisions, the principal sum of [•] DOLLARS, or such greater or lesser amount as determined in accordance with the Indenture, on the [•] [•], 20[•] Distribution Date, except as otherwise provided below or in the Indenture. Issuer will pay interest on the unpaid principal amount of this Note at the Class C Note Interest Rate on each Distribution Date until the principal amount of this Note is paid in full. Interest on this Note will accrue for each Distribution Date from and including the most recent Distribution Date on which interest has been paid to but excluding such Distribution Date or, for the initial Distribution Date, from and including the Closing Date to but excluding such Distribution Date. Interest will be computed on the basis of a 360-day year [of twelve 30-day months] [and the actual number of days elapsed]. Principal of this Note shall be paid in the manner specified in the Indenture Supplement referred to on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by or on behalf of Indenture Trustee, by manual signature, this Note shall not be entitled to any benefit under the Indenture or the Indenture Supplement referred to on the reverse hereof, or be valid for any purpose.

This Note has been executed by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Issuer, in no event shall Wilmington Trust Company, in its individual capacity, have any liability in respect of the obligations of Issuer hereunder or under any other document, as to all of which recourse shall be had solely to the assets of Issuer, and for all purposes of this Note and each other document, Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

THIS CLASS C NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES AND THE CLASS B NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

* Denominations of $[100,000][1,000] and integral multiples of $1,000 in excess thereof.

A3-2

IN WITNESS WHEREOF, Issuer has caused this Class C Note to be duly executed.

FIRST NATIONAL MASTER NOTE TRUST, as Issuer

By	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement

By
Name
Title

Dated: [•] [•], 20[•]

A3-3

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Class C Notes described in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By
Authorized Signatory
Dated

A3-4

FIRST NATIONAL MASTER NOTE TRUST

CLASS C ASSET BACKED NOTE, SERIES 20[•]-[•]

Summary of Terms and Conditions

This Class C Note is one of a duly authorized issue of Notes of Issuer, designated as First National Master Note Trust, Series 20[•]-[•] (the “Series 20[•]-[•] Notes”), issued under a Second Amended and Restated Master Indenture dated as of September 23, 2016 (the “Master Indenture”), between Issuer and U.S. Bank Trust Company, National Association, as indenture trustee (“Indenture Trustee”), as supplemented by the Indenture Supplement dated as of [•] [•], 20[•] (the “Indenture Supplement”), and representing the right to receive certain payments from Issuer. The term “Indenture,” unless the context otherwise requires, refers to the Master Indenture as supplemented by the Indenture Supplement. The Notes are subject to all of the terms of the Indenture. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in or pursuant to the Indenture. In the event of any conflict or inconsistency between the Indenture and this Note, the Indenture shall control.

The Class A Notes and the Class B Notes will also be issued under the Indenture.

The Noteholder, by its acceptance of this Note, agrees that it will look solely to the property of Issuer allocated to the payment of this Note for payment hereunder and that neither Owner Trustee nor Indenture Trustee is liable to the Noteholders for any amount payable under the Notes or the Indenture or, except in the case of Indenture Trustee as expressly provided in the Indenture, subject to any liability under the Indenture.

This Note does not purport to summarize the Indenture and reference is made to the Indenture for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of Indenture Trustee.

THIS CLASS C NOTE REPRESENTS INDEBTEDNESS OF THE ISSUER AND IS LIMITED BY RECOURSE ONLY TO THE COLLATERAL UP TO THE COLLATERAL AMOUNT AND ANY OTHER PORTION OF THE COLLATERAL THAT MAY BE AVAILABLE FOR YOUR SERIES OF NOTES UNDER THE INDENTURE. THIS CLASS C NOTE DOES NOT REPRESENT AN INTEREST IN THE ISSUER AND DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, FIRST NATIONAL BANK OF OMAHA, FIRST NATIONAL FUNDING CORPORATION, FIRST NATIONAL FUNDING LLC, OR ANY OTHER OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

Issuer, Transferor, Indenture Trustee and any agent of Issuer, Transferor or Indenture Trustee shall treat the person in whose name this Class C Note is registered as the owner hereof for all purposes, and neither Issuer, Transferor, Indenture Trustee nor any agent of Issuer, Transferor or Indenture Trustee shall be affected by notice to the contrary.

THIS CLASS C NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEBRASKA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A3-5

ASSIGNMENT

Social Security or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                   (name and address of assignee) the within certificate and all rights thereunder, and hereby irrevocably constitutes and appoints                              attorney, to transfer said certificate on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		**
Signature Guaranteed:

**The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A3-6

EXHIBIT B

FORM OF MONTHLY PAYMENT INSTRUCTIONS AND
NOTIFICATION TO INDENTURE TRUSTEE

FIRST NATIONAL MASTER NOTE TRUST
SERIES 20[•]-[•]

The undersigned, a duly authorized representative of First National Bank of Omaha (“FNBO”), as Servicer pursuant to the Second Amended and Restated Transfer and Servicing Agreement, dated as of September 23, 2016 (the “Transfer and Servicing Agreement”), among First National Funding LLC, as transferor (“Transferor”), Servicer and First National Master Note Trust, as issuer (“Issuer”), does hereby certify as follows:

A.            Capitalized terms used in this Certificate have their respective meanings set forth in the Second Amended and Restated Master Indenture dated as of September 23, 2016 (the “Indenture”), between Issuer and U.S. Bank Trust Company, National Association, as indenture trustee (“Indenture Trustee”), as supplemented by the Series 20[•]-[•] Indenture Supplement dated as of [•] [•], 20[•] between Issuer and Indenture Trustee (as amended and supplemented, the “Indenture Supplement”).

B.            FNBO is Servicer.

C.            The undersigned is an Authorized Officer of Servicer.

I.            INSTRUCTION TO MAKE [DEPOSITS AND] WITHDRAWALS ON THE TRANSFER DATE ON                                 , 20     .

[From the aggregate Collections wired to the Indenture Trustee with respect to the Related Monthly Period on the Transfer Date, the Indenture Trustee shall make deposits to the Series Accounts for Series 20[•]-[•] as follows:

To the Finance Charge Account	$
To the Principal Account	$

[TO BE USED IF SERVICER IS PERMITTED TO MAKE MONTHLY DEPOSITS PURSUANT TO THE TRANSFER AND SERVICING AGREEMENT.]

Pursuant to Section 4.09, Servicer does hereby instruct Indenture Trustee to transfer from the Principal Accumulation Account to the Finance Charge Account, the Principal Accumulation Investment Earnings on deposit in the Principal Accumulation Account, if any, for application as Available Finance Charge Collections in the following amount[s] and to deposit Investment Earnings, if any, on the funds on deposit in the Principal Account, the Finance Charge Account and the Distribution Account to an account designated by Servicer all on the Transfer Date specified above:

Investment Earnings from Principal Accumulation Account to the Finance Charge Account	$

Investment Earnings on Principal Account, Finance Charge Account and Distribution Account to the order of Servicer	$

Pursuant to Section 4.10, Servicer does hereby instruct Indenture Trustee to withdraw funds from the Reserve Account, and deposit such funds, all in accordance with Section 4.10, in the following amounts and on the Transfer Date specified above:

A.	Investment Earnings (to the extent not required for Required Reserve Account Amount) for deposit on the Transfer Date to Finance Charge Account pursuant to Section 4.10(b)
$

B.	On each Transfer Date with respect to the Accumulation Period or the Rapid Amortization Period, the Reserve Draw Amount (reduced by amounts otherwise available under Section 4.04(a)(vii) for deposit to the Reserve Account on such Transfer Date) for deposit into the Finance Charge Account pursuant to Section 4.10(d)
$

C.	Reserve Account Surplus, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to the Transfer Date, for deposit to the Spread Account to the extent required to meet Required Spread Account Amount, pursuant to Section 4.10(e)
$

D.	Remaining Reserve Account Surplus, if any, for distribution to the Holder of the Transferor Interest, pursuant to Section 4.10(e)
$

B-2

E.	On (i) Transfer Date preceding Expected Principal Payment Date, (ii) first Transfer Date relating to Rapid Amortization Period or (iii) termination of the Trust pursuant to Article VII of the Trust Agreement, after all payments set forth above, all remaining funds, for deposit to the Spread Account to the extent required to meet Required Spread Account Amount, pursuant to Section 4.10(f)
$

F.	After application pursuant to (E) above, all remaining funds for distribution to the Holder of the Transferor Interest, pursuant to Section 4.10(f)
$

Pursuant to Section 4.11, Servicer does hereby instruct Indenture Trustee to withdraw funds from the Spread Account, and deposit such funds, all in accordance with Section 4.11, in the following amounts and on the Transfer Date specified above:

A.	On the earlier of the Series Termination Date and the day after acceleration of the Notes following an Event of Default, for deposit of the Available Spread Account Amount to the Distribution Account to pay principal, pursuant to Section 4.11(e)
$

B.	On any Transfer Date, for deposit to the Distribution Account, pursuant to Section 4.11(c), to the extent required for the deposit to be made pursuant to Section 4.04(a)(iv) (reduced by Available Finance Charge Collections used for such deposit and using Investment Earnings on the Spread Account, if needed)
$

C.	When the Principal Balance of the Class A Notes and the Class B Notes has been paid in full, for deposit to the Distribution Account, pursuant to Section 4.11(d), to the extent required to reduce Class C Note Principal Balance to zero, and using Investment Earnings on Spread Account, if needed
$

D.	On any Transfer Date, Investment Earning on the Spread Account, after application above, to the extent not required to maintain Required Spread Account Amount pursuant to Section 4.11(f), for distribution to the Holder of the Transferor Interest, pursuant to Section 4.11(b)
$

E.	On any Transfer Date, after application above, excess over Required Spread Account Amount for deposit to the Finance Charge Account for application as Available Finance Charge Collections pursuant to Section 4.11(g)
$

Pursuant to Section 4.04, Servicer does hereby instruct Indenture Trustee (i) to make withdrawals from the Finance Charge Account on the Transfer Date specified above, in an aggregate amount equal to the Available Finance Charge Collections, as set forth below and (ii) to apply the proceeds of such withdrawals in accordance with Section 4.04(a):

A.	Pursuant to Section 4.04(a)(i), for deposit to the Distribution Account:

Class A Monthly Interest Payment for the related Interest Period
$

Class A Interest Shortfall due to Class A Noteholders
$

Class A Default Interest for the related Distribution Date
$

Class A Default Interest previously due but not distributed to Class A Noteholders
$

B.	Pursuant to Section 4.04(a)(ii), for deposit to the Distribution Account:

Class B Monthly Interest Payment for the related Interest Period
$

Class B Interest Shortfall due to Class B Noteholders
$

Class B Default Interest for the related Distribution Date
$

Class B Default Interest previously due but not distributed to Class B Noteholders
$

C.	Pursuant to Section 4.04(a)(iii), for distribution to the Servicer:

Noteholder Servicing Fee for the related Distribution Date, plus the amount of any Noteholder Servicing Fee previously due but not distributed to Servicer on a prior Distribution Date
$

D.	Pursuant to Section 4.04(a)(iv), for deposit into the Distribution Account:

Class C Monthly Interest Payment for the preceding Interest Period
$

Class C Interest Shortfall due to Class C Noteholders
$

Class C Default Interest for the related Distribution Date
$

Class C Default Interest previously due but not distributed to Class C Noteholders
$

E.	Pursuant to Section 4.04(a)(v), for deposit to the Principal Account:

Investor Default Amount to be treated as Available Principal Collections
$

Uncovered Dilution Amount for the related Distribution Date to be treated as Available Principal Collections
$

F.	Pursuant to Section 4.04(a)(vi), for deposit to the Principal Account:

Investor Charge Offs and the amount of Reallocated Principal Collections not previously reimbursed to be treated as Available Principal Collections
$

G.	Pursuant to Section 4.04(a)(vii):

Amount to be deposited into the Reserve Account (on and after Reserve Account Funding Date)
$

H.	Pursuant to Section 4.04(a)(viii):

Amounts to be deposited into the Spread Account
$

I.	Pursuant to Section 4.04(a)(ix):

The balance will constitute Excess Finance Charge Collections for the related Distribution Date (See III below)
$

Pursuant to Section 4.04(b) and (c), Servicer does hereby instruct Indenture Trustee (i) to make withdrawals from the Principal Account on the Transfer Date specified above, in an aggregate amount equal to Available Principal Collections, as set forth below, and (ii) to apply the proceeds of such withdrawals in accordance with Section 4.04(b) and (c):

A.	Pursuant to Section 4.04(b):

During the Revolving Period, an amount equal to the Available Principal Collections (including amounts withdrawn from the Finance Charge Account pursuant to Section 4.04(a)(v) and (vi) and excluding Reallocated Principal Collections) to be treated as Excess Principal Collections and applied in accordance with Section 4.08 (See III below)
$

B.	Pursuant to Section 4.04(c)(i):

On each Transfer Date with respect to the Accumulation Period, Monthly Principal for such Transfer Date to be deposited into the Principal Accumulation Account
$

C.	Pursuant to Section 4.04(c)(ii):

On each Transfer Date with respect to the Rapid Amortization Period, Monthly Principal for such Transfer Date to be deposited to the Distribution Account for payment to the Class A Noteholders on the related Distribution Date until an aggregate amount equal to the Class A Note Principal Balance has been so deposited
$

D.	Pursuant to Section 4.04(c)(iii):

On each Transfer Date with respect to the Rapid Amortization Period, after giving effect to Clause (C) above, remaining Monthly Principal, if any, to be deposited to the Distribution Account for payment to the Class B Noteholders on the related Distribution Date until an aggregate amount equal to the Class B Note Principal Balance has been so deposited
$

E.	Pursuant to Section 4.04(c)(iv):

On each Transfer Date with respect to the Rapid Amortization Period, after giving effect to Clause (D) above, remaining Monthly Principal, if any, to be deposited to the Distribution Account for payment to the Class C Noteholders, on the related Distribution Date until an aggregate amount equal to the Class C Note Principal Balance has been so deposited
$

F.	Pursuant to Section 4.04(c)(v):

Available Principal Collections, if any, remaining after giving effect to Clauses (B) through (E) above, to be treated as Excess Principal Collections
$

Pursuant to Section 4.06, Servicer does hereby instruct Indenture Trustee (i) to make a withdrawal from the Principal Account on the Transfer Date specified above, as set forth below and (ii) to apply the proceeds of such withdrawal in accordance with Section 4.06:

Reallocated Principal Collections, up to the amount required to fund any deficiency pursuant to and in the priority set forth in Section 4.04(a)(i),(ii) and (iii) of the Indenture Supplement (after application of Excess Finance Charge Collections from other Series and amounts available from the Reserve Account) to be deposited to the Distribution Account for payment to the Class A and Class B Noteholders or distributed to the Servicer as set forth below
$

$ to Distribution Account

$ to Servicer

II.            INSTRUCTIONS TO MAKE CERTAIN PAYMENTS ON THE DISTRIBUTION DATE ON                                , 20     .

Pursuant to Section 5.02, Servicer does hereby instruct Indenture Trustee or Paying Agent, as the case may be, to pay in accordance with Section 5.02 from the Distribution Account or the Principal Accumulation Account, as applicable, on the Distribution Date specified above, the following amounts:

A.	Pursuant to 5.02(a):

(1)	Class A Noteholder’s pro rata share of the amounts on deposit in the Distribution Account that are allocated and available on such Distribution Date to pay interest on the Class A Notes pursuant to the Indenture Supplement
$

(2)	Class A Noteholder’s pro rata share of the amounts on deposit in the Distribution Account that are allocated and available on such Distribution Date to pay principal of the Class A Notes pursuant to the Indenture Supplement
$

B.	Pursuant to Section 5.02(b):

(1)	Class B Noteholder’s pro rata share of the amounts on deposit in the Distribution Account that are allocated and available on such Distribution Date to pay interest on the Class B Notes pursuant to the Indenture Supplement
$

(2)	Class B Noteholder’s pro rata share of the amounts on deposit in the Distribution Account that are allocated and available on such Distribution Date to pay principal of the Class B Notes pursuant to the Indenture Supplement
$

C.	Pursuant to Section 5.02(c):

(1)	Class C Noteholder’s pro rata share of the amounts on deposit in the Distribution Account that are allocated and available on such Distribution Date to pay interest on the Class C Notes pursuant to the Indenture Supplement, including amounts withdrawn from the Spread Account
$

(2)	Class C Noteholder’s pro rata share of the amounts on deposit in the Distribution Account that are allocated and available on such Distribution Date to pay principal of the Class C Notes pursuant to the Indenture Supplement
$

III.            EXCESS AMOUNTS.

Pursuant to Section 4.07 and Section 8.06 of the Indenture, Servicer does hereby instruct Indenture Trustee to apply Excess Finance Charge Collections from all Series in Group One in the following amounts and priorities on the Transfer Date specified above:

A.	Aggregate Excess Finance Charge Collections, by Series:

Series [ ]
$
Series [ ]
$
	Total	$

B.	Allocated to finance charge shortfalls:

Series [ ]
$
Series [ ]
$
	Total	$

C.	Allocated to excess servicing fees:

Series [ ]
$
Series [ ]
$
	Total	$

D.	Remainder distributed to Holder of Transferor Interest
$

Pursuant to Section 4.08 and Sections 8.03 and 8.05 of the Indenture, Servicer does hereby instruct Indenture Trustee to apply Excess Principal Collections from all Principal Sharing Series in Group One and, if needed, amounts on deposit in the Excess Funding Account, in the following amounts and priorities on the related Distribution Date:

A.	Aggregate Excess Principal Collections, by Series:

Series [ ]
$
Series [ ]
$
	Total	$

B.	Allocated to principal shortfalls and deposited to the related Series Account:

Series [ ]
$
Series [ ]
$
	Total	$

C.	Allocated to variable funding series principal payments at Transferor’s direction:

Series [ ]
$
Series [ ]
$
	Total	$

D.	Deposited to Excess Funding Account to maintain Minimum Transferor Interest and Minimum Aggregate Principal Receivables
$

E.	Remainder distributed to Holder of Transferor Interest
$

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this                 day of                              , 20    .

FIRST NATIONAL BANK OF OMAHA, as Servicer

By
Name
Title

EXHIBIT C

FORM OF monthly REPORT TO NOTEHOLDERS

FIRST NATIONAL MASTER note TRUST SERIES 20[•]-[•]

MONTH ENDING: [__________________]

The undersigned, a duly authorized representative of First National Bank of Omaha (“FNBO”), as Servicer pursuant to the Second Amended and Restated Transfer and Servicing Agreement, dated as of September 23, 2016 (the “Transfer and Servicing Agreement”), among First National Funding LLC, as transferor (“Transferor”), Servicer and First National Master Note Trust, as issuer (“Issuer”), does hereby certify as follows:

(a)            The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to U.S. Bank Trust Company, National Association, as indenture trustee (“Indenture Trustee”), under the Second Amended and Restated Master Indenture, dated as of September 23, 2016 (the “Indenture”), by and between Issuer and Indenture Trustee, and acknowledged by Transferor and Servicer, as supplemented by the Series 20[•]-[•] Indenture Supplement, dated as of [•] [•], 20[•], by and between Issuer and Indenture Trustee, and acknowledged by Transferor and Servicer (the “Supplement”). Capitalized terms used in this report have their respective meanings set forth in the Supplement or Indenture, as applicable. References herein to certain sections and paragraphs are references to the respective sections and paragraphs of the Supplement. This report is delivered pursuant to Section 5.03(a) of the Supplement.

(b)            FNBO is the Servicer under the Transfer and Servicing Agreement.

(c)            The undersigned is a Servicing Officer.

(d)            With respect to this Certificate:

The Monthly Period is:
The Determination Date is:
The Record Date is:
The Transfer Date is:
The Distribution Date is:
The Controlled Accumulation Date is:
The Interest Period begins:
The Interest Period ends:
Number of days in Interest Period:
[Show by class if different]

(e)            To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

[If applicable, insert “None”.]

(f)            To the knowledge of the undersigned, no Series 20[•]-[•] Pay Out Event and no Trust Pay Out Event has occurred except as described below:

[If applicable, insert “None”.]

(g)            As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.

A.	INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

1.	Number of Accounts at Beginning of Monthly Period
Number of Accounts at End of Monthly Period
Average Account Balance at End of Monthly Period

2.	Principal Receivables

(a)	Beginning of Monthly Period

(b)	End of Monthly Period

(c)	Average Principal Receivables at End of Monthly Period

3.	Increase in Principal Receivables from Account Additions
Increase in Finance Charge Receivables from Account Additions
Increase in Total Receivables from Account Additions

4.	Decrease in Principal Receivables from Removed Accounts
Decrease in Finance Charge Receivables from Removed Accounts
Decrease in Total Receivables from Removed Accounts

5.	Delinquent Balances

Delinquency Category	Aggregate Account Balance	Percentage of Total Receivables
(a) 30 to 59 days	$		%
(b) 60 to 89 days	$		%
(c) 90 to 119 days	$		%
(d) 120 to 149 days	$		%
(e) 150 or more days	$		%
Total:	$		%

6.	Aggregate amount of Collections ________

(a)	Total Collections

(b)	Total Principal Collections

(c)	Total Finance Charge Collections

(d)	Aggregate Allocation Percentages for Outstanding Series

(e)	Aggregate Allocation Percentages of Principal Collections

(f)	Aggregate Allocation Percentages of Finance Charge Collections

7.	Aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts during the Monthly Period

8.	Servicer Interchange

9.	The aggregate amount of Finance Charge Collections for the Receivables Trust for the Monthly Period

(a)	Interchange

(b)	Recoveries

(c)	Finance Charges and Fees

(d)	Discount Receivables
Total

10.	Aggregate Uncovered Dilution Amount for the Monthly Period

11.	End of Monthly Period Trust Receivables

B.	OUTSTANDING SECURITIES INFORMATION (TRUST LEVEL)

1.	Outstanding principal balance of all securities secured by pool assets (sum of all Series)

(a)	At end of prior Distribution Date

(b)	Increase due to new securities issued

(c)	Decrease due to principal payments

(d)	Increases in variable securities

(e)	Decreases in variable securities

(f)	At end of Distribution Date

C.	INFORMATION REGARDING THE SERIES 20[•]-[•] NOTES

1.	Collateral Amount at the close of business on the prior Distribution Date

(a)	Reductions due to Investor Charge-Offs (including Uncovered Dilution Amounts) made on the Distribution Date

(b)	Reimbursements to be made on the Distribution Date from Available Finance Charge Collections

(c)	Collateral Amount at the close of business on the Distribution Date

2.	Note Principal Balance at the close of business on the prior Distribution Date

(a)	Class A Note Principal Balance

(b)	Class B Note Principal Balance

(c)	Class C Note Principal Balance
Total Note Principal Balance

3.	Series Allocation Percentages for the Monthly Period

(a)	Principal Collections

(b)	Finance Charge Collections

(c)	Default Amounts

4.	Investor Principal Collections processed during the Monthly Period and allocated to the Series

5.	Excess Principal Collections available from other Group One Series allocated to the Series

6.	Aggregate amounts treated as Available Principal Collections pursuant to Section 4.04(a)(v) and (vi)

7.	Reallocated Principal Collections (up to the Monthly Principal Reallocation Amount) applied pursuant to Section 4.06

8.	AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)

9.	Principal Accumulation Investment Earnings

10.	Investor Finance Charge Collections (including Interchange and Recoveries) processed during the Monthly Period

11.	Excess Finance Charge Collections from Group One allocated to the Series

12.	Reserve Account withdrawals pursuant to Section 4.10(b) or (d)

13.	Excess amounts from Spread Account treated as Available Finance Charge Collections pursuant to Section 4.11(g)

14.	AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)

15.	Available Finance Charge Collections were allocated in the following priority:

(a)	to Class A Noteholders,

Class A Monthly Interest
Class A Interest Shortfall
Class A Default Amount
Class A Default Amount previously due but not distributed
Total

(b)	to Class B Noteholders,

Class B Monthly Interest
Class B Interest Shortfall
Class B Default Amount
Class B Default Amount previously due but not distributed
Total

(c)	to Servicer, the Noteholder Servicing Fee
(after adjustment for Servicer Interchange shortfall, if any)

(d)	to Class C Noteholders,

Class C Monthly Interest
Class C Interest Shortfall
Class C Default Amount
Class C Default Amount previously due but not distributed
Total

(e)	Investor Default Amount and Uncovered Dilution Amount were included in Available Principal Collections

(f)	Investor Charge-Offs and Reallocated Principal Collections not previously reimbursed were included in Available Principal Collections

(g)	to Reserve Account, excess of Required Reserve Account Amount over the Available Reserve Account Amount

(h)	to Spread Account, excess of Required Spread Account Amount over Available Spread Account Amount

(i)	balance constitutes Excess Finance Charge Collections

16.	Available Principal Charge Collections were allocated in the following priority:

(a)	during Revolving Period, treated as Excess Principal Collections

(b)	with respect to Accumulation Period,

(i)	Monthly Principal deposited to Principal Accumulation Account

(ii)	balance treated as Excess Principal Collections

(c)	with respect to Rapid Amortization Period,

(i)	Monthly Principal to Class A Noteholders up to Class A Note Principal Balance

(ii)	Monthly Principal to Class B Noteholders up to Class B Note Principal Balance

(iii)	Monthly Principal to Class C Noteholders up to Class C Note Principal Balance

(iv)	balance treated as Excess Principal Collections

17.	Excess funds were allocated in the following order of priority:

(a)	Excess Finance Charge Collections,

(i)	to other Excess Allocation Series in Group One, for finance charge shortfalls

(ii)	to the Successor Servicer, for unpaid excess servicing fees
For this Series
For other Series

(iii)	the balance to Holder of Transferor Interest

(b)	Excess Principal Collections,

(i)	to other Excess Allocation Series in Group One, for principal shortfalls

(ii)	applied as principal for variable funding Certificates or Notes in Group One

(iii)	the balance to Holder of Transferor Interest

18.	Principal Receivables in Accounts which became Defaulted Accounts during the Monthly Period which were allocated to the Series

(a)	Default Amount

(b)	Allocation Percentage (C.3.(c) above)

(c)	Total Investor Default Amount (axb)

19.	Uncovered Dilution Amount allocated to the Series for the Monthly Period

(a)	Dilutions not covered by Transferor

(b)	Allocation Percentage (C.3(c) above)

(c)	Total Uncovered Dilution Amount (axb)

20.	Investor Charge-Offs (including any Uncovered Dilution Amount not covered by Transferor) for the Monthly Period

21.	Ratings of the Class A Notes

Moody’s

Fitch

22.	Note Interest Rate for the Monthly Period

(a)	Class A Note Interest Rate

(b)	Class B Note Interest Rate

(c)	Class C Note Interest Rate

23.	Ending Note Principal Balance on the Distribution Date, after taking into account distributions on the Notes:

(a)	Class A Note Principal Balance

(b)	Class B Note Principal Balance

(c)	Class C Note Principal Balance
Total Note Principal Balance

D.	QUARTERLY NET YIELD

	[ ]				[ ]				[ ]
	Monthly Period				Monthly Period				Monthly Period
Yield	[ ]	%			[ ]	%			[ ]	%
Less Investor Default Amt (18c)	[ ]	%			[ ]	%			[ ]	%
Less Uncovered Dilution Amt (19c)	[ ]	%			[ ]	%			[ ]	%
(a) Portfolio Yield			[ ]	%			[ ]	%			[ ]	%

Monthly Interest	[ ]	%			[ ]	%			[ ]	%
Plus Noteholder Servicing Fee	[ ]	%			[ ]	%			[ ]	%
(b) Base Rate			[ ]	%			[ ]	%			[ ]	%

(a)–(b) = Net Yield Percentage			[ ]	%			[ ]	%			[ ]	%

Quarterly Net Yield for Distribution Date	[ ]	%

E.	INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

1.	Opening Principal Accumulation Account Balance on the Distribution Date

2.	Controlled Deposit Amount to be deposited to the Principal Accumulation Account on the Distribution Date

(a)	Controlled Accumulation Amount

(b)	Accumulation Shortfall

(c)	Controlled Deposit Amount (a+b)

3.	Amounts withdrawn from the Principal Accumulation Account for distribution to Noteholders on the Distribution Date

(a)	Distribution in reduction of the Class A Notes

(b)	Distribution in reduction of the Class B Notes

(c)	Distribution in reduction of the Class C Notes

4.	Principal Accumulation Account ending balance after deposit/withdrawal on the Distribution Date

F.	INFORMATION REGARDING THE SPREAD ACCOUNT

1.	Opening Available Spread Account Amount on the Distribution Date

2.	Aggregate amount required to be withdrawn pursuant to Section 4.11(c) for distribution to Class C Noteholders pursuant to Section 4.04(a)(iv)

3.	Aggregate amount required to be withdrawn pursuant to Section 4.11(d) or Section 4.11(e) for distribution in reduction of the Class C Note Principal Balance

4.	Spread Account Percentage for the Distribution Date

5.	Closing Required Spread Account Amount for the Distribution Date

6.	Amount on deposit in Spread Account after required withdrawals on the Distribution Date (1-(2+3))

7.	Spread Account Deficiency, if any (5 minus 6)

8.	Amounts deposited pursuant to Section 4.04(a)(viii) and Section 4.10(e)

9.	Remaining Spread Account Deficiency, if any (7 minus 8)

10.	Spread Account Surplus, if any (6 minus 5), included in Available Finance Charge Collections

G.	INFORMATION REGARDING THE RESERVE ACCOUNT

1.	Reserve Account Funding Date

2.	Opening Available Reserve Account Amount on the Distribution Date

3.	Aggregate amount required to be withdrawn pursuant to Section 4.10(d) for inclusion in Available Finance Charge Collections:

(a)	Covered Amount

(b)	Principal Accumulation Investment Earnings

(c)	Reserve Draw Amount (a MINUS b)

4.	Required Reserve Account Amount

5.	Reserve Account Surplus (4-(2-3))

H.	INFORMATION REGARDING ACCUMULATION PERIOD

1.	Accumulation Period Length (months)

2.	Controlled Accumulation Amount
(as recalculated, if Accumulation Period Length is shortened pursuant to Section 4.13)

IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the       day of                                   , 20     .

FIRST NATIONAL BANK OF OMAHA, Servicer

By
Name
Title

ATTACHMENT 1
To
FORM OF MONTHLY REPORT TO NOTEHOLDERS

SERVICER’S CERTIFICATE

The undersigned, a duly authorized representative of First National Bank of Omaha (“FNBO”), as Servicer pursuant to the Second Amended and Restated Transfer and Servicing Agreement dated as of September 23, 2016 (the “Transfer and Servicing Agreement”), by and between FNBO, as Servicer, First National Funding LLC, as transferor (“Transferor”) and First National Master Note Trust, as issuer (“Issuer”), does hereby certify as follows:

1.	The Transferor Interest is less than Minimum Transferor Interest	[Yes][No]

(a)	Transferor Interest as of the end of the Related Monthly Period

(b)	Minimum Transferor Interest as of the end of the Related Monthly Period

2.	The Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables	[Yes][No]

(a)	Aggregate Principal Receivables as of the end of the Related Monthly Period

(b)	Minimum Aggregate Principal Receivables as of the end of the Related Monthly Period

3.	Are there any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments? (If the answer is ‘Yes’, please describe.)	[Yes][No]

4.	Are there any material breaches of representations and warranties relating to the pool assets or material breaches of covenants under the Transaction Documents? (If the answer is ‘Yes’, please describe.)	[Yes][No]

5.	Are there any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets? (If the answer is ‘Yes’, please describe.)	[Yes][No]

6.	Are there any material changes to the pool assets? (If the answer is ‘Yes’, please describe.)	[Yes][No]

IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the       day of                                   , 20     .

FIRST NATIONAL BANK OF OMAHA, Servicer

By
Name
Title

EXHIBIT D

FORM OF MONTHLY SERVICER’S CERTIFICATE

FIRST NATIONAL BANK OF OMAHA

FIRST NATIONAL MASTER NOTE TRUST, SERIES 20[•]-[•]

The undersigned, a duly authorized representative of First National Bank of Omaha (“FNBO”), as Servicer pursuant to the Second Amended and Restated Transfer and Servicing Agreement, dated as of September 23, 2016 (the “Transfer and Servicing Agreement”), among First National Funding LLC, as transferor (“Transferor”), FNBO, as Servicer and First National Master Note Trust, as issuer (“Issuer”), does hereby certify as follows:

1.            Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement or the Second Amended and Restated Master Indenture dated as of September 23, 2016 (the “Master Indenture”), between Issuer and U.S. Bank Trust Company, National Association, as indenture trustee (“Indenture Trustee”), as supplemented by the Series 20[•]-[•] Indenture Supplement, dated as of [•] [•], 20[•], between Issuer and Indenture Trustee (as amended and supplemented, the “Indenture Supplement”) and together with the Master Indenture, the “Indenture”), as applicable.

2.            FNBO is, as of the date hereof, Servicer under the Transfer and Servicing Agreement.

3.            The undersigned is an Authorized Officer of Servicer.

4.            This Certificate relates to the Distribution Date occurring on                          , 20   .

5.            As of the date hereof, to the best knowledge of the undersigned, Servicer has performed in all material respects all of its obligations under the Transfer and Servicing Agreement and the Indenture through the Monthly Period preceding such Distribution Date [or, if there has been a default in the performance of any such obligation, set forth in detail the (i) nature of such default, (ii) the action taken by Servicer, if any, to remedy such default and (iii) the current status of each such default]; if applicable, insert “None”.

6.            As of the date hereof, to the best knowledge of the undersigned, no Pay Out Event occurred on or prior to such Distribution Date.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this       day of                                   , 20     .

FIRST NATIONAL BANK OF OMAHA, as Servicer

By
Name
Title

D-2

EXHIBIT E

FORM OF INVESTOR CERTIFICATION

[DATE]

U.S. Bank Trust Company, National Association,
  as Indenture Trustee
60 Livingston Avenue

EP-MN-WS3D

St. Paul, MN 55107

Attn: Bondholder Services

Re: First National Master Note Trust, Series 20[•]-[•]

Ladies and Gentlemen:

In connection with the issuance of the First National Master Note Trust, Class [B] [C] Note, Series 20[•]-[•] (the “Notes”), we confirm that:

1.            We agree to be bound by the restrictions and conditions set forth in the Second Amended and Restated Master Indenture, dated as of September 23, 2016, as supplemented by the Series 20[•]-[•] Indenture Supplement thereto, dated as of [•] [•], 20[•] (collectively, the “Indenture”), each by and between First National Master Note Trust, as Issuer, and U.S. Bank Trust Company, National Association, as indenture trustee (the “Trustee”), and agree to be bound thereby, and not reoffer, resell, pledge or otherwise transfer (any such act, a “Transfer”) the Notes except in compliance with such restrictions and conditions.

2.            We understand that the Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law. We further agree and understand that the Notes may be reoffered, resold, pledged or otherwise transferred only in compliance with the Securities Act and other applicable laws and (i) when pursuant to a transaction complying with the requirements of Rule 144A under the Securities Act only to a person that we reasonably believe is a qualified institutional buyer within the meaning of Rule 144A (a “QIB”) purchasing for its own account or a QIB purchasing for the account of a QIB, whom we have informed, in each case, that the reoffer, resale, pledge or other transfer is being made in reliance on Rule 144A or (ii)  to an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act, purchasing for its own account or to an “accredited investor” purchasing for a single account (which is an institutional "accredited investor") as to which the purchaser exercises sole investment discretion.

3.            We are [a QIB purchasing for our own account] [a QIB purchasing for the account of a QIB] [an “accredited investor” acquiring the Notes for our own account or for a single account which is an institutional “accredited investor” as to which we exercise sole investment discretion]. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any account for which we are acting are each able to bear the economic risk of our or its investment.

4.            We are acquiring the Notes purchased by us for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

5.            We hereby agree that we will not resell or otherwise transfer the Notes or any interest therein unless the purchaser thereof provides or has provided to the addressee hereof a letter substantially in the form hereof. We further understand that, on any proposed resale, pledge or transfer of any Notes, we will be required to furnish to the Trustee and the Registrar such certification and other information as the Trustee or the Registrar may reasonably require to confirm that the proposed sale complies with the foregoing restrictions and with the restrictions and conditions of the Notes and the Indenture pursuant to which the Notes were issued. We further understand that Notes purchased by us will bear a legend to the foregoing effect.

6.            We are not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), which is subject to Section 4975 of the Code, (iii) a governmental plan, a non-U.S. plan or church plan, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets by reason of an employee benefit plan’s or other plan’s investment in such entity, or (v) a person investing “plan assets” of any such plan (including, for purposes of clauses (iv) and (v), any insurance company general account, but excluding any entity registered under the Investment Company Act of 1940, as amended). [For Class B Notes][For Class C Notes]

7.            The person signing this letter on behalf of the ultimate beneficial purchaser of the Notes has been duly authorized by such beneficial purchaser of the Notes to do so, and this letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the purchaser, enforceable against the purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors’ rights generally and general principles of equity.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Purchaser]

By:
Name:
Title:

E-2